UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

   Filed by the Registrant                                      ☒

     Filed by a Party other than the Registrant      ☐

     Check the appropriate box:
   ☐ Preliminary Proxy Statement
   ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   ☒ Definitive Proxy Statement
   ☐ Definitive Additional Materials
   ☐  Soliciting Material under §240.14a-12

SOLITARIO EXPLORATION & ROYALTY CORP. (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 ☐ No fee required.
 ☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)   Title of each class of securities to which transaction applies: None. The Transaction relates to the sale of certain assets by the Registrant (being its membership interest in a majority owned subsidiary for cash).

     (2)   Aggregate number of securities to which transaction applies: N/A

     (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The maximum purchase price payable to the Registrant in the transaction is $24,000,000, subject to certain adjustments.

     (4)   Proposed maximum aggregate value of transaction: $24,000,000

     (5)   Total fee paid: $4,800

  ☒ Fee paid previously with preliminary materials.
  ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid: (2) Form, Schedule or Registration Statement No: (3) Filing Party: (4) Date Filed:

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SOLITARIO EXPLORATION & ROYALTY CORP.
Notice of Annual Meeting of Shareholders

To the Shareholders:

An annual meeting of the Shareholders of Solitario Exploration & Royalty Corp. ("Solitario" or the "Company") will be held at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, on August 14, 2015 at 10:00 a.m., Mountain Daylight Time (the "Annual Meeting"), for the following purposes:

1.	To consider a proposal to sell our 80% membership interest in Mt. Hamilton LLC (“MH-LLC”) to Waterton Nevada Splitter, LLC (“Waterton”) a Nevada limited liability company, pursuant to the terms set forth in the Membership Interest Purchase Agreement (the “MIPA”) dated June 10, 2015 (the “Transaction”);

2.	To elect five directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified;

3.	To hold an advisory vote to approve the Company’s executive compensation program;

4.	To ratify the appointment of EKS&H LLLP, as Solitario's independent registered public accounting firm for fiscal year 2015; and

5.	To transact such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed the close of business on June 30, 2015, 2015 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The approximate date of the mailing of the Proxy Statement and the enclosed annual report and form of proxy is on July 23, 2015. A complete list of shareholders will be available for examination at the Annual Meeting and at our offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, prior to the Annual Meeting beginning two business days after the date of the mailing of the enclosed Proxy Statement.

 Your attention is directed to the accompanying Proxy Statement. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares entitled to vote at the meeting be present in person or be represented by proxy. To assure representation at the Annual Meeting, you are urged to date and sign the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

/s/James R. Maronick

Secretary

July 20, 2015

Wheat Ridge, Colorado

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Solitario Exploration & Royalty Corp.

4251 Kipling Street, Suite 390

Wheat Ridge, CO 80033

(303) 534-1030

PROXY STATEMENT

Annual Meeting of Shareholders

This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors” or “Board") of Solitario Exploration & Royalty Corp., a Colorado corporation, ("Solitario" or the "Company"), of proxies in the accompanying form for use at the annual meeting of shareholders to be held on August 14, 2015 at 10:00 a.m., Mountain Daylight Time, at the Company’s principal executive offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, and any adjournment or postponement of such meeting (the "Annual Meeting").

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 14, 2015: This Proxy Statement, the accompanying proxy card, and our 2014 Annual Report on Form 10-K, for the year ended December 31, 2014, are available online at www.solitarioxr.com. Shareholders cannot submit their vote at www.solitarioxr.com.

The 2014 Annual Report on Form 10-K is being mailed to the Company's shareholders with this Proxy Statement. Upon written request from any person solicited herein, addressed to the Corporate Secretary of Solitario at its principal offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, Solitario will provide, at no cost, a copy of the Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the fiscal year ended December 31, 2014 (the "2014 10-K"), without exhibits. A copy of any or all of the exhibits to the 2014 10-K will be furnished for a fee, which will not exceed the Company's reasonable expenses in furnishing the exhibits.

Proxies are solicited so that each shareholder may have an opportunity to vote. These proxies will enable shareholders to vote on all matters that are scheduled to come before the meeting. When proxies are returned properly executed, the shares represented thereby will be voted in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board. Means have been provided whereby a shareholder may withhold his or her vote for any director. The proxy card also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that was not known on the date of the Proxy Statement but may properly be presented for action at the Annual Meeting.

You are asked to sign, date, and return the accompanying proxy card regardless of whether or not you plan to attend the meeting. The approximate date of the mailing of this Proxy Statement and the enclosed annual report and form of proxy is on July 23, 2015. Any shareholder returning a proxy has the power to revoke it at any time before shares represented by the proxy are voted at the meeting. A proxy may be revoked by a shareholder by the submission of a new proxy card with a later date or a written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this Proxy Statement before the Annual Meeting. Further, if a shareholder attends the meeting in person he or she may request that a previously submitted proxy not be used. Any shares represented by an unrevoked proxy will be voted unless the shareholder attends the meeting and votes in person. A shareholder's right to revoke his or her proxy is not limited by or subject to compliance with a specified formal procedure, but written notice should be given to the Corporate Secretary of Solitario at or before the meeting.

The proposed corporate actions, including the Transaction described in this Proxy Statement and defined below, on which the shareholders are being asked to vote at the Annual Meeting are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.

The expense of printing and mailing proxy material will be borne by Solitario. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of Solitario in person or by telephone or other means of electronic communication. No additional compensation will be paid for such solicitation. Alliance Advisors have been engaged by Solitario to solicit the voting of proxies by shareholders.

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If you have additional questions, need assistance in submitting your proxy or voting your shares of our Common Stock, or need additional copies of the Proxy Statement or the enclosed proxy card, please contact Alliance Advisors LLC.

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

855-742-8268

Banks and Brokers Call: (973) 873-7700

Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation material to certain beneficial owners of Solitario's Common Stock (as defined below) and Solitario will reimburse such brokerage firms, custodians, nominees, fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Summary Term Sheet

As further described in this Proxy Statement, Solitario is seeking shareholder approval of the proposed sale of its 80% membership interest (the “Interest”) in Mt. Hamilton LLC (“MH-LLC”), a limited liability company, which holds 100% of the assets of the Mt. Hamilton project located near Ely, Nevada, to Waterton Nevada Splitter LLC, (“Waterton”), a wholly-owned subsidiary of Waterton Precious Metals Fund II Cayman, LP. DHI Minerals (U.S.) Ltd. (“DHI US”), an indirectly wholly-owned subsidiary of Ely Gold & Minerals Inc. (“Ely Gold”) also entered into the MIPA (as defined below) to sell its 20% interest in MH-LLC to Waterton.

The sale of the membership interests of MH-LLC would be accomplished pursuant to terms set forth in the Membership Interest Purchase Agreement dated June 10, 2015 (the “MIPA”) by and among Solitario, DHI US (together with Solitario, the “Sellers”) Ely Gold and Waterton. Pursuant to the MIPA, Waterton has agreed to acquire 100% of the membership interests in MH-LLC, which includes the Interest, for total gross proceeds of $30 million, subject to adjustments for the potential variance in the working capital of MH-LLC (the “Transaction”). Unless otherwise indicated, “$” as used in this Proxy Statement means United States Dollars.

This summary highlights selected information that generally describes the terms of the proposed Transaction and is important for your consideration.

  The Parties (see page 11-12). The MIPA is by and among Solitario, DHI US, Ely Gold, and Waterton. DHI US is a corporation existing under the laws of the State of Nevada and an indirectly wholly-owned subsidiary of Ely Gold. Waterton is a limited liability company existing under the laws of the State of Nevada and a wholly-owned subsidiary of Waterton Precious Metals Fund II Cayman, LP, a private equity fund.
  Reasons/Purpose for the Transaction (see pages 8 and 12 thru 14). Solitario, after evaluating its strategic and business alternatives for the development of MH-LLC’s Mt. Hamilton project, decided to engage Maxit Capital LP (“Maxit Capital”) in November 2014 to investigate strategic alternatives to the development of the Mt. Hamilton project. The scope of Maxit Capital’s engagement was to consider, as appropriate, a potential merger, sale or joint venture options for MH-LLC or corporate-level transactions with target companies. Solitario believed this was important for several reasons including:
o	The challenging financing markets in the mining industry, coupled with the fact that the development of the Mt. Hamilton project would be Solitario’s first mine development project, would likely make it very difficult for Solitario to finance the $92 million in estimated initial capital costs necessary to develop the Mt. Hamilton project;
o	The potentially excessive dilution to Solitario’s existing shareholders which would likely be required for Solitario to raise the significant funds necessary to fund the capital costs of the Mt. Hamilton project;
o	Additional debt financing that could be required to fund the development of the Mt. Hamilton project, which may not have been available to Solitario on reasonable terms, if at all;
o	The near term need for Solitario to repay or refinance Solitario’s $5 million debt facility borrowing (the “RMB Loan”) under the facility agreement we entered into with RMB Resources Inc.

(“RMBR”) and RMB Australia Holdings Limited (“RMB”), as financier, which is due on August 21, 2015, and which obligation is in excess of the amount of Solitario’s liquid assets.

o	After reviewing various expressions of interest for the potential purchase of the membership interests in MH-LLC or the related assets, and after considering other strategic alternatives, Solitario’s management and Board of Directors determined that it was in Solitario’s and its shareholders’ best interest to further explore and negotiate the sale of the Interest along with the membership interest of DHI US to Waterton. Solitario’s decision was based on, among other things, its determination that a transaction to monetize its Interest was appropriate at this time, the amount and type of consideration offered by Waterton (cash versus stock of the purchaser) as well as the perceived likelihood of completing the transaction with the counterparty.

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  Consideration and Proceeds from the Transaction (see page 14). Waterton has agreed to pay a total purchase price of $30 million for 100% of the membership interests in MH-LLC, subject to certain adjustments for potential variances in the working capital of MH-LLC, as set forth in the MIPA. A portion of these proceeds will be used to pay transaction related costs and to repay all amounts owed by Solitario to RMB.
  Use of Proceeds (see page 14). As generally described in the pro forma financial statements attached to this Proxy Statement in Appendix A (the “Pro Forma Financial Information”), the net proceeds are expected to be approximately $23,350,000 to Solitario. Solitario expects to use approximately $5 million of the proceeds to repay all amounts owed to RMB. The Company believes the current market environment may afford opportunities to acquire advanced mineral properties at attractive valuations. Solitario intends to use a portion of the proceeds to attempt to identify and acquire such properties, and then to add value through establishing and increasing the existing resource base of properties acquired. In addition, the Board of Directors will consider special dividends and or stock/buy-back programs, if deemed appropriate. A portion of the proceeds will be also be used for working capital purposes.
  The Interest (see page 15). Under the MIPA, Solitario will sell the Interest, which represents an 80% membership interest in MH-LLC. MH-LLC owns all assets related to the Mt. Hamilton project. The Mt. Hamilton project assets are consolidated in Solitario’s balance sheet and income statement, subject to the non-controlling interest of DHI US. These assets consist primarily of capitalized development costs, capitalized mineral lease costs, certain other assets of furniture and fixtures and certain environmental bond deposits with federal and state regulatory bodies.
  Conditions to Completion of the Transaction (see page 18 - 19). Each party’s obligation to consummate the Transaction is subject to the prior satisfaction of a number of Closing conditions, including but not limited to the following: the representations and warranties of the parties to the Transaction must be true and correct at Closing such that a breach of those representations and warranties would not be likely to have a material adverse effect on the Transaction, each party shall have performed or complied with all of its covenants and obligations in all material respects and shall have executed the documents required by the MIPA on or before the Closing Date (as defined in the MIPA), and Solitario and Ely Gold shall each have obtained shareholder approval of the Transaction.
  Termination of the Purchase and Sale Agreement (see page 19). The MIPA may be terminated by either the mutual written consent of Waterton and the Sellers, or if the Closing (as defined in the MIPA) shall not have occurred by October 1, 2015 (unless extended as provided by the MIPA). The MIPA may be terminated by Waterton if (i) the shareholders of Solitario or Ely Gold do not approve the Transaction; (ii) the Board of Directors of either Solitario or Ely Gold reverses its approval of the Transaction or accepts a Superior Proposal (defined below); (iii) there occurs a material adverse effect which would prevent the Sellers from fulfilling certain conditions precedent to the Closing; (iv) there is a material breach of any covenant, or a breach of a representation or warranty, which is likely to have a material adverse effect on MH-LLC and in either case, such breach is not cured as provided for in the MIPA. If the Transaction is terminated by Waterton for the reasons discussed in section (ii), (iii) or (iv) of this paragraph, the Sellers must pay Waterton an aggregate break fee of $900,000. If the Transaction is terminated by Waterton because of the failure of either Solitario shareholders to approve the Transaction or Ely Gold shareholders to approve the Transaction, the Sellers must pay Waterton an expense reimbursement of $450,000.
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  Nature of Business Following the Transaction (pages 14 - 15). Following the Transaction, Solitario will continue to own its other assets. Of these assets, we consider our carried interest in our Bongará project to be our only significant mineral property asset. Solitario expects to focus on the development and furtherance of the Bongará asset. Further, the current challenging environment for mineral exploration and development has created a number of opportunities to potentially acquire advanced mineral exploration projects at very attractive terms. We anticipate we will evaluate and potentially acquire such opportunities if we believe it will enhance shareholder value. However as of the date of this Proxy Statement Solitario has not identified or actively pursued any potential acquisitions.
  Appraisal Rights (see page 10). Neither Colorado law nor Solitario’s Articles of Incorporation or Bylaws provide for appraisal or other similar rights for dissenting shareholders in connection with the Transaction.
  Vote Required (see page 6). Approval of the Transaction will require the affirmative vote of the holders of a majority of Solitario’s outstanding Common Stock.
  Board Recommendation (see page 6). The Board of Directors unanimously recommends that you vote FOR the proposed Transaction.

Shares Outstanding; Votes Required; board recomMendations

The holders of Solitario's $.01 par value Common Stock (the "Common Stock") at the close of business on June 30, 2015, the record date, are entitled to vote at the Annual Meeting. On July 20, 2015 there were 39,314,189 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares held by persons who abstain and broker non-votes will be counted in determining whether a quorum is present at the meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

If a quorum is present at the Annual Meeting:

•	The proposal for the approval of the Transaction will be approved if holders of a majority of the outstanding shares of Common Stock vote for approval of the Transaction.

•	The five nominees for election as directors who receive the greatest number of votes cast for the election of directors shall be elected directors.

•	With respect to both the proposal for the non-binding advisory vote on executive compensation and the proposal to ratify the appointment of EKS&H LLLP as our independent registered public accounting firm, each will be approved if a majority of the votes cast on each proposal vote in favor of such proposal.

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the Transaction, “FOR” each of the nominees standing for re-election to the Board of Directors; “FOR” approval of the Company’s executive compensation; and “FOR” the ratification of EKS&H LLLP as the Company’s independent registered public accounting firm.

Proxies submitted properly will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting directions are not provided, the proxy will be voted “FOR” the Transaction, “FOR” each of the five director nominees, “FOR” the advisory vote on executive compensation, and “FOR” ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm, and in such manner as the proxies named on the proxy card, in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If your shares are held through a broker, bank or other nominee (collectively referred to as “brokers”), the broker will vote your shares according to the specific instructions it receives from you. If the broker does not receive voting instructions from you, the broker may vote only on a proposal that is considered a “routine” matter as brokers may vote on “routine” matters without specific instruction from the shareholder.  The ratification of EKS&H LLLP is a routine matter; however, each of the following proposals being considered at the Annual Meeting is not considered a “routine” matter: (i) the proposal for the approval of the Transaction, (ii) the election of directors, and (iii) the advisory vote on executive compensation. Accordingly, if you do not give instructions to your broker it will not be authorized to vote your shares with respect to the non-routine matters being considered at the Annual Meeting. The broker’s failure to vote because it lacks discretionary authority to do so, commonly referred to as a “broker non-vote,” will have the effect of a vote against the Transaction, but will not affect the outcome of the vote on any other proposal.

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QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THIS PROXY STATEMENT

The following responses to certain questions does not purport to be a complete statement of the information in this Proxy Statement, and are qualified by the more complete information set forth hereinafter.

1.    When and where will the Annual Meeting be held?

 As described in the notice, we will hold the Annual Meeting at the offices of Solitario 4251 Kipling St., Suite 390, Wheat Ridge, Colorado 80033.  The Annual Meeting is scheduled for August 14, 2015 at 10:00 a.m., local time. If you expect to attend the Annual Meeting in person, please call Solitario at (303) 534-1030 to ensure that sufficient accommodations are prepared.

2.    Who is asking for my vote?

The Board of Directors is sending this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, and the enclosed proxy card to you and all other persons who are shareholders of record of Solitario as of the close of business on June 30, 2015. The Board of Directors is soliciting your vote for our Annual Meeting.

3.    Who is eligible to vote?

Shareholders of record who own shares of our Common Stock at the close of business on the record date are eligible to vote. Each share of Common Stock is entitled to one vote.

4.    Might the Annual Meeting be adjourned?

We do not intend to seek adjournment of the Annual Meeting unless we have insufficient votes to meet a quorum (which requires the presence of at least a majority of the outstanding shares) or unless we have insufficient votes to approve the Transaction. If any of those circumstances exist, we will consider the advisability of proposing adjournment to a specific time and place. Unless the Board of Directors fixes a new record date, shareholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

5.    Why did you send me this booklet?

This booklet is a Proxy Statement. It provides you with information you should review before voting on the Transaction and in the Notice of Annual Meeting of Shareholders. You are receiving these proxy materials because you have the right to vote on this important Transaction concerning your investment in Solitario. Such proxy materials are also available on-line at www.solitarioxr.com.

6.    How do I vote?

Registered Shareholders

There are two methods by which registered shareholders (“Registered Shareholders”), whose names are shown on the books or records of the Company as owning shares of Common Stock of the Company, can vote their shares of Common Stock at the meeting in person or by proxy. Should a Registered Shareholder wish to vote in person at the Annual Meeting, that person should attend the meeting where his or her vote will be taken and counted. Should the Registered Shareholder not wish to attend the meeting, his or her vote may be voted by proxy through one of the methods below.

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A Registered Shareholder may vote by proxy by using one of the following methods: (i) the paper form of proxy to be returned by mail or delivery; (ii) by using the internet; or (iii) by telephone. The methods of using each of these procedures are as follows:

Voting by Mail. A Registered Shareholder may vote by mail by completing, dating and signing the enclosed form of proxy and mailing it to Computershare Investor Services Inc. in the envelope provided for receipt no later than 5:00 p.m. (MDT) on August 12, 2015. Joint owners must each sign the proxy card.

Voting by Internet. A Registered Shareholder may vote by Internet by accessing the following website: www.investorvote.com. When you log on to the site you will be required to input a control number as instructed on the form of proxy. Registered Shareholders may vote by internet up to 5:00 p.m. (MDT) on August 12, 2015.

Voting by Telephone: A Registered Shareholder may vote by telephone by calling the toll free number 1-866-732-8683 from a touch tone phone. When you telephone you will be required to input a control number as instructed on the form of proxy. Registered Shareholders may vote by telephone up to 5:00 p.m. (MDT) on August 12, 2015.

Beneficial Shareholder

If you own your shares through a broker-dealer or other nominee (“Beneficial Shareholder”) you must vote your shares as instructed by that broker-dealer or other nominee. If you own your shares through a broker-dealer or other nominee, you are not considered to be a shareholder of record, and you will not be permitted to vote your shares in person at the Annual Meeting, unless you have obtained a proxy for those shares from the person who holds your shares of record. Beneficial Shareholders should ensure that instructions respecting the voting of their shares of Common Stock are communicated to the appropriate person at the broker-dealer or other nominee where your shares are held.

7.    Why does my name not appear as a shareholder of record?

Many investors own their investment shares through a broker-dealer or other nominee. Broker-dealers frequently clear their transactions through other broker-dealers and may hold the actual certificates for shares in the name of securities depositories, such as CEDE & Co. (operated by Depository Trust Company of New York City). In such a case, only the ultimate certificate holder appears on our records as a shareholder even though that nominee may not have any economic interest in the shares that you actually own through your broker-dealer. You should contact your broker-dealer for more information about this process. You have the right to request that your broker-dealer deliver to you a certificate representing your shares.

8.    How can I obtain more information about Solitario?

This Proxy Statement is available online at www.solitarioxr.com. In addition, information is available on our website at www.solitarioxr.com and through the EDGAR filings maintained by the Securities and Exchange Commission at www.sec.gov.

9.    Why are shareholders being asked to vote on the Transaction?

We are proposing to sell the Interest to Waterton. MH-LLC owns 100% of the Mt. Hamilton project. It may be considered that our Interest constitutes “all or substantially all” of our assets under Colorado law, and Colorado law generally requires the shareholders of a corporation to approve the sale of all or substantially all of that corporation’s assets. Accordingly, Solitario has determined to submit the Transaction to our shareholders for approval as a prerequisite to completing the Transaction.

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10.    Why does Solitario’s Board of Directors believe the proposed Transaction is in the best interest of Solitario’s shareholders?

The Board of Directors believes the Transaction if consummated will: (i) provide funds to repay the $5 million debt obligation currently owed by Solitario to RMB that is due August 21, 2015, and significantly reduce the risk of replacement or refinancing the RMB Loan, which there can be no assurance that we would be able to do on reasonable terms, if at all; (ii) immediately monetize Solitario’s interest in the Mt. Hamilton project at attractive terms, which is consistent with Solitario’s historic business model of acquiring mineral interests and eventually seeking to engage in a relationship or transaction to monetize that interest; (iii) eliminate the uncertainty and expected significant dilution to Solitario shareholders should Solitario have attempted to issue equity and or debt securities to finance the development of the Mt. Hamilton project, and/or sell other assets to finance the Mt. Hamilton project, none of which Solitario could have been certain to obtain or effect on reasonable terms, if at all; (iv) strengthen our balance sheet; (v) allow Solitario to concentrate on its Bongará property in Peru, which is being funded by Compania Minera Milpo, S.A.A (“Milpo”), our local joint venture partner, through commercial production, thereby significantly reducing financial risks associated with exploration and development of Bongará to our shareholders; (vi) provide Solitario with the capital needed to investigate and potentially acquire new exploration properties; and (vii) allow Solitario to return to its historic business model of acquiring mineral assets and interests and attempting to further those projects or otherwise add value to permit the Company to later sell, or otherwise monetize, its interests in those assets. After considering other expressions of interest to purchase the Interest, and other strategic alternatives available to the Company, the Board of Directors believes that the Transaction is in the best interests of Solitario and Solitario’s shareholders.

11.    What will happen if the Transaction is approved and adopted by our shareholders and Ely Gold Shareholders?

Following the Transaction, we will continue to own our interest in the Bongará project. Milpo, who currently owns a 61% interest in the project, has the ability to earn an additional 9% interest, up to a 70% interest, if Milpo decides to place the project into production based upon a completed feasibility study. In addition we will continue to own a number of early-stage exploration projects and we expect to investigate the potential to acquire additional exploration projects for future sale or joint venture. Should the Transaction be completed, the Company believes the current market environment may afford potential opportunities to acquire advanced mineral properties at attractive valuations. We intend to use a portion of the proceeds to identify and acquire such properties, and then to add value through establishing and increasing the existing resource base of properties acquired. Historically, Solitario has been successful in employing this strategy. In addition, the Board of Directors will consider special dividends and or stock buy-back programs, if deemed appropriate. A portion of the proceeds will be used for working capital purposes.

The Transaction will not alter the rights, privileges, or nature of the outstanding shares of Solitario. A shareholder who owns shares of Solitario Common Stock immediately prior to the Closing of the Transaction will continue to hold the same number of shares immediately following the Closing.

12.    What will happen if the shareholders of Solitario or Ely Gold do not approve the Transaction?

We currently anticipate that if the shareholders of Solitario and/or Ely do not approve the Transaction or the Transaction is not closed for some other reason, we will attempt to (i) raise additional capital to repay or refinance the RMB Loan, and to continue to conduct our business in the ordinary course, of which there can be no assurance that we will be able to do so on favorable terms if at all, and (ii) evaluate all available strategic alternatives, including, among other things, the sale of other assets, the joint venture or sale of the Mt. Hamilton project or potentially explore the sale of Solitario to another strategic company. The RMB Loan is due on August 21, 2015. If the Transaction does not close, Solitario currently does not have sufficient liquidity to repay the RMB Loan when due. Under the terms of the RMB Loan, Solitario may be declared in default if it is unable to repay the RMB Loan when it is due on August 21, 2015. Should Solitario be in default, RMB has, among other rights, the right to foreclose on its security interest in certain assets of Solitario to satisfy its obligation. However, concurrent with the MIPA, the Company entered into a Standby Debt Facility (as defined below) whereby Waterton agreed to lend funds to the Company for the purpose of satisfying the RMB Loan. The Company would likely draw on such Standby Debt Facility if the Transaction does not close prior to the RMB Loan becoming due. Further, if the Transaction is terminated by Waterton because of the failure of either Solitario shareholders or Ely Gold shareholders to approve the Transaction, the Sellers must pay Waterton an expense reimbursement of $450,000.

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13.    When is the Transaction expected to be completed?

If the Transaction is approved and adopted by our shareholders at the Annual Meeting and by Ely Gold’s shareholders at its meeting, we expect to complete the Transaction as soon as practicable after all of the conditions in the MIPA have been satisfied or waived. The Sellers and Waterton are working toward satisfying the conditions to Closing and completing the Transaction as soon as reasonably possible which is expected to occur in the third quarter of 2015.

14.    What is the purchase price for the Interest and how was it determined?

Waterton will pay $30 million, subject to adjustments for potential variances in the working capital of MH-LLC, to acquire 100% of the membership interests in MH-LLC. Waterton’s offer was accepted by the Sellers after conducting a competitive bid process with qualified counterparties through a process managed by Maxit Capital. As the Interest constitutes an 80% membership interest in MH-LLC, Solitario’s share of the gross proceeds will be $24 million and Solitario estimates that the costs associated with the Transaction (including the cost of this shareholders’ meeting and C$500,000 in fees payable to Maxit Capital) will be approximately $650,000.

15.    How did Solitario offer the Interest and conduct the sale?

Solitario actively sought purchasers for the Interest through its engagement of Maxit Capital and assembled and managed a data room at which target companies interested in acquiring the Interest or Solitario itself would be able to review a significant amount of information about MH-LLC, Solitario, and its properties. Access to the data room was controlled for those parties who continued to show interest and eventually was limited to only those companies, including Waterton, who submitted proposals. The Board of Directors determined that the Waterton proposal was the best alternative for Solitario shareholders. Additionally, prior to, and during the marketing efforts, the Board of Directors considered other alternatives for Solitario including continuing its normal business operations. However for the reasons cited above under “Why does Solitario’s Board of Directors believe the proposed Transaction is in the best interest of Solitario’s shareholders” the sale of the Interest was deemed in the best interest of shareholders. The purchase price for the membership interests to be acquired by Waterton in the Transaction was ultimately negotiated between representatives of the Sellers, including their directors, management and other advisors as well as Maxit Capital.

16.    Am I entitled to appraisal or dissenters’ rights in connection with the Transaction?

No. Colorado law does not provide for shareholder appraisal or dissenters’ rights in connection with the sale of the Company's assets for any company whose common shares trade on a national exchange, such as the NYSE MKT, where Solitario’s shares of Common Stock trade. Other rights or causes of action may exist under federal law or other state securities law, other than Colorado law for shareholders who are aggrieved by the proposed Transaction generally. Although the nature and extent of such rights or causes of action are uncertain and may vary depending upon facts or circumstances, shareholder challenges to corporate action in general are related to fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

17.    As a result of the Transaction, what tax consequences, if any, will I incur as a shareholder?

Although the Transaction will be taxable to Solitario, Solitario does not expect that the Transaction will result in any federal or state income tax consequences for its shareholders. Solitario will recognize a taxable gain from the Transaction equal to the difference between the amount it realizes from the Transaction and the adjusted tax basis of the assets sold.

18. In addition to the Transaction, are other proposals being submitted for shareholder approval at the Annual Meeting?

Yes. The Rules of the NYSE MKT require the Company to hold an annual meeting of shareholders, to among other things, elect directors. At the Annual Meeting shareholders are being asked to consider certain proposals that are commonly submitted at an annual meeting of shareholders, being the election of a slate of directors, the approval of the Company’s executive compensation program, and the ratification of the Company’s independent public accounting firm for fiscal 2015.

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FORWARD LOOKING STATEMENTS

THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS REPRESENT SOLITARIO’S EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS, INCLUDING ANY STATEMENTS REGARDING: THE SATISFACTION OF CERTAIN CLOSING CONDITIONS SPECIFIED IN THE MIPA, SOLITARIO’S ABILITY TO SUCCESSFULLY CLOSE THE TRANSACTION AND THE TIMING OF SUCH CLOSING, THE DIVERSION OF MANAGEMENT'S FOCUS AND ATTENTION PENDING THE COMPLETION OF THE TRANSACTION, THE IMPACT OF THE ANNOUNCEMENT OF THE TRANSACTION ON THE TRADING PRICE OF SOLITARIO’S COMMON STOCK, SOLITARIO'S BUSINESS AND ON SOLITARIO'S BUSINESS RELATIONSHIPS, THE RECEIPT AND USE OF THE CASH CONSIDERATION TO BE RECEIVED BY SOLITARIO UNDER THE MIPA, SOLITARIO'S OTHER BUSINESSES ACTIVITIES, THE SUFFICIENCY OF SOLITARIO'S CASH BALANCES AND CASH USED IN OPERATIONS, FINANCING AND/OR INVESTING ACTIVITIES FOR SOLITARIO'S FUTURE LIQUIDITY AND CAPITAL RESOURCE NEEDS. WITHOUT LIMITING THE FOREGOING, THE WORDS "BELIEVES," "INTENDS," "PROJECTS," "PLANS," "EXPECTS," "ANTICIPATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THESE PROJECTIONS. INFORMATION REGARDING THE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE RESULTS IN THESE FORWARD-LOOKING STATEMENTS ARE DISCUSSED UNDER THE SECTION "RISK FACTORS" IN THIS PROXY STATEMENT. PLEASE CAREFULLY CONSIDER THESE FACTORS, AS WELL AS OTHER INFORMATION CONTAINED HEREIN AND IN SOLITARIO'S PERIODIC REPORTS AND DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROXY STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS PROXY STATEMENT. WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR SUPPLEMENT ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES, EXCEPT AS REQUIRED BY LAW.

INTERESTS OF SOLITARIO’S AFFILIATES IN THE TRANSACTION

No officer, director or related party will directly receive any of the proceeds from the Transaction. The Transaction will not result in a Change In Control (as defined below) for any officer, director or employee.

There are no agreements or understandings between Solitario (or any other party to the Transaction) on the one hand, and any named executive officer of Solitario on the other hand, concerning any type of compensation (whether present, deferred, or contingent) that is based on or otherwise relates to the Transaction that may be paid or become payable to or on behalf of such executive officer.

PROPOSAL 1 — APPROVAL OF THE TRANSACTION

The following is a description of the material aspects of the Transaction, including background information relating to the negotiation and proposed terms of the MIPA. While we believe that the following description covers the material terms of the Transaction, the MIPA and other arrangements between Waterton and us, the description may not contain all of the information that is important to you. In particular, the following summary of the MIPA is not complete and is qualified in its entirety by reference to the copy of the MIPA which is available on Solitario’s website at www.solitarioxr.com and is available through EDGAR at the SEC’s website at www.sec.gov, and incorporated by reference herein. You should carefully read this Proxy Statement and the other documents to which we refer, including the MIPA, for a complete understanding of the terms of the Transaction. Solitario will provide you a hard copy of the MIPA upon your written, e-mail or telephonic request to Solitario at 4251 Kipling St., Suite 390, Wheat Ridge, CO 80033;e-mail: dwmino@slrxpl.com; telephone: (303) 534-1030; facsimile: (303) 534-1809.

Information About Solitario

Solitario is a development stage company under Industry Guide 7, as issued by the SEC, and its recent focus has primarily been on the Mt. Hamilton project. Solitario was incorporated in the state of Colorado on November 15, 1984 as a wholly-owned subsidiary of Crown Resources Corporation. In July 1994, Solitario became a publicly traded company on the Toronto Stock Exchange through its initial public offering. Solitario has been actively involved in mineral exploration since 1993. Solitario’s contact information is:

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     Solitario Exploration & Royalty Corp.
     4251 Kipling St., Suite 390
      Wheat Ridge, CO 80033

(303) 534-1030

Information About Ely Gold and DHI US

DHI Minerals is a wholly owned subsidiary of Ely Gold and DHI US is wholly-owned by DHI Minerals. Ely Gold is focused on the acquisition and development of gold resources in Nevada, including its Green Springs property, seven miles south of the Mt. Hamilton project. Ely Gold’s common stock is traded on the TSX Venture Exchange. Additional information about Ely Gold is available online at www.elygoldandminerals.com. Ely Gold and DHI US’ contact information is:

Steve Kenwood Director (604) 488-1104	Trey Wasser President & CEO (972) 803-3087

Information About Waterton

Waterton is a wholly-owned subsidiary of Waterton Precious Metals Fund II Cayman, LP, whose general partner is Waterton Global Resource Management, LP and whose manager is Waterton Global Resource Management, Inc. (“Waterton Global”). Waterton Global is a leading mining-focused private equity firm dedicated to developing high quality precious and base metals projects located in stable jurisdictions. Additional information about Waterton Global is available online at www.watertonglobal.com. Waterton Global’s contact information is:

Waterton Global Resource Management
Commerce Court West

199 Bay Street, Suite 5050

Toronto, Ontario, Canada M5L 1E2
(416) 504-3505

Background

Over the years, Solitario has pursued a strategy of acquiring mineral properties for exploration and development up to the point of completion of a feasibility study for the purpose of sale or joint venture. In December 2010, Solitario and DHI US entered into the Limited Liability Company Operating Agreement of Mt. Hamilton LLC (the “MH Agreement”) and formed MH-LLC, the owner of 100% of the assets of the Mt. Hamilton project. Solitario’s recent focus has primarily been on the development of the Mt. Hamilton project. Solitario has never developed a mineral property to production, and the development, construction and operation of the Mt. Hamilton project would require a significant amount of capital.

To finance permitting and development activities associated with the Mt. Hamilton project, in August 2012 Solitario entered into a facility agreement with RMB, whereby Solitario borrowed $5 million. Solitario is required to repay the RMB Loan on August 21, 2015. The Mt. Hamilton project has now received all major permits and is ready to begin construction; subject to obtaining the necessary financing (estimated initial capital of approximately $92 million). Given its limited financial resources, and given the recent price of Solitario’s Common Stock, Solitario does not believe it is likely that it can unilaterally (or together with Ely Gold) finance the development of the Mt. Hamilton project. In order to continue to finance the Mt. Hamilton project, or to repay the RMB Loan, Solitario’s shareholders could be subject to significant dilution through the offer and sale of debt and/or equity securities should it attempt to raise capital through the sale of its securities.

Solitario’s Board of Directors has periodically reviewed and assessed our short-term and long-term strategies, objectives and developments in the markets in which the Company operates, including, among other things, strategies to grow our businesses and operations through potential partnering, strategic alliances or other strategic opportunities with other companies or to opportunistically sell assets. After considering its strategic and business alternatives for the development of the Mt. Hamilton project, and for the financing reasons stated above, in November 2014 Solitario engaged Maxit Capital to investigate strategic alternatives to the development of the Mt. Hamilton project and to consider appropriate merger, sale or joint venture options for MH-LLC, or corporate level transactions with target companies.

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Concurrent with Solitario engaging Maxit Capital, Ely Gold also engaged Maxit Capital, as the Sellers agreed this was the most efficient way to market and present the Mt. Hamilton project, and/or MH-LLC to target companies. However, Solitario did not conclusively determine that it would take any certain course of action at that time. Instead, Solitario explored a variety of forms of transactions to potentially monetize its interest in MH-LLC, including obtaining the highest offered price for the Interest or for the assets of the Mt. Hamilton project, or another form of corporate transaction, which could include a spin-out of certain Solitario assets. Solitario’s Board of Directors determined that it was in the best interests of Solitario and its shareholders that a competitive bid process be initiated. Between December 2014 and April of 2015, Maxit Capital contacted twenty five targeted companies to gauge potential interest in some form of transaction involving the Mt. Hamilton project.

Solitario signed confidentiality agreements with a number of companies that expressed interest in acquiring the membership interests in MH-LLC or a corporate level transaction with the Company (the “Interested Parties”). Maxit contacted Waterton in mid-December 2014, as one of the targeted companies discussed above, and Solitario signed a confidentiality agreement with Waterton on December 19, 2014. Although Solitario did not have a business relationship with Waterton prior to signing the confidentiality agreement with Waterton, Solitario’s CEO, Chris Herald, had met with certain officers of Waterton and its affiliates on several occasions from 2011 through 2014. These one-hour meetings were initiated at Waterton’s request to monitor Solitario’s progress in advancing the Mt. Hamilton gold project to production. At these meetings, Waterton representatives discussed Waterton’s focus on acquiring precious metal properties in Nevada. No discussions were held concerning the potential sale of Mt. Hamilton during any of these pre-2015 meetings with Waterton.

Solitario assembled and operated an electronic data room in which the Interested Parties would be able to review a significant amount of information about MH-LLC, Solitario, and its properties. Several Interested Parties performed further due diligence which led to certain of those Interested Parties submitting an expression of interest to purchase the membership interests in MH-LLC. Solitario, Ely Gold and Maxit Capital all agreed that it would be appropriate that Solitario, with its 80% membership interest and manager of MH-LLC, be the primary negotiator with third-parties. Ely Gold was kept fully apprised of the process and all significant developments by both Maxit Capital and Solitario. After reviewing the submissions, and after considering other strategic alternatives, Solitario’s management and Board of Directors determined that it was in Solitario’s and its shareholders’ best interest to further explore and negotiate the sale of the Interest to Waterton. Mr. Herald called a representative of Waterton in late-April to inform Waterton that Waterton’s offer to acquire MH-LLC was the most attractive to both Solitario and Ely Gold and that Solitario would proceed with Waterton to negotiate and potentially sign a non-binding letter of intent (“LOI”). Numerous telephonic discussions were held between representatives of Waterton, Maxit Capital, Solitario and Ely Gold from late-April through early-May to negotiate the terms of the LOI.

On May 6, 2015 Solitario and Ely Gold signed a LOI with Waterton outlining the intent of the parties to negotiate a definitive agreement for the purchase of the Sellers’ membership interests in MH-LLC. All parties (i.e. Waterton, Solitario and Ely Gold) fully participated with their respective legal counsel and financial advisors in reviewing and negotiating the terms of the MIPA. As the purchase price had already been negotiated and accepted by the parties as part of the LOI, it was not a point of subsequent negotiation. The terms of the MIPA related to representations, warranties, and indemnities concerning environmental, permitting, water rights and title issues were the primary focus of the parties’ negotiations. In general, Waterton wanted expanded representations, warranties and greater indemnities from Solitario and Ely Gold, while Solitario and Ely Gold wanted more restricted representations and warranties and fewer indemnities. Waterton technical personnel met with Solitario technical personnel and Mr. Herald on May 19, 2015 at the Mt. Hamilton project site in Nevada. This visit by Waterton was a technical review of the Mt. Hamilton project and no negotiations regarding the Transaction terms took place. The two most critical meetings to resolve the transaction issues were held telephonically on May 31, 2015 and June 3, 2015 between Chris Herald of Solitario, representatives of Waterton, a representative Maxit Capital and a representative of Ely Gold. At those meetings issues regarding representations, warranties, and indemnities were narrowed and ultimately settled.

On June 5, 2015, after negotiating the terms of the MIPA with DHI US, Ely Gold and Waterton, Solitario’s Board of Directors unanimously approved the terms of the MIPA, subject to finalization of documentation, and proposed that the Transaction be submitted to shareholders for approval. Following discussions and negotiations with DHI US and Ely Gold and Waterton, the MIPA was finalized and executed on June 10, 2015.

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Standby Debt Facility

Concurrent with the signing of the MIPA, Solitario and Waterton signed a letter agreement whereby Waterton committed to provide Solitario, at Solitario’s option, with a standby debt facility (the “Standby Debt Facility”) necessary to repay Solitario’s outstanding $5 million corporate credit facility with RMB. If Solitario needs to borrow funds under the Standby Debt Facility, any such loan(s) will be secured by the Interest as well as other corporate assets, have a six-month term and bear interest at 8% per annum. This arrangement provides assurance that should the Transaction not close prior to the debt obligation to RMB coming due, or if Solitario is otherwise unable to make other arrangements to repay RMB, Solitario will have a source of liquidity to satisfy its obligation to RMB.

Ely Gold Consent Agreement

Pursuant to the terms of the MH Agreement:

•	Solitario requires the consent of Ely Gold to pledge its 80% interest in MH-LLC for any debt facility, including any refinance or extension of the RMB Loan or the Standby Debt Facility (the “Required Consent”).
•	Solitario is required to solely fund, for the benefit of MH-LLC, $5,000,000 in royalty buy-down payments (the “Continuing Payment Obligations”) to an underlying leaseholder of the Mt. Hamilton project consisting of: (i) $3,500,000 prior to commercial production at the Mt. Hamilton project, as defined in the MH Agreement, and (ii) $1,500,000 within one year of commercial production at the Mt. Hamilton project. These royalty buy-down payments have the effect of reducing the existing royalty burden at the Mt. Hamilton project to the underlying leaseholder from a net smelter royalty of 6% to a net smelter royalty of 1%.
•	Solitario is required to solely fund, for the benefit of MH-LLC, all bonding requirements at the Mt Hamilton project to put the project into commercial production (the “Bonding Requirement”). Such bonding is expected to be funded by cash, and or a combination of cash, letters of credit and bond insurance.
•	Solitario is required to fund DHI US’s portion of development and operating costs at MH-LLC through a non-recourse loan from Solitario to DHI US, including interest at 8% (the “DHI Loan”). As of March 31, 2015 there had been funds advanced or due on the DHI Loan. However, Solitario and DHI US expected that advances from Solitario to DHI US to fund ongoing costs at MH-LLC would begin during the second quarter of 2015 and would thereafter be ongoing until the Closing of the Transaction, or if the Transaction does not close, through commercial completion ant the commencement of cash distributions from MH-LLC. DHI US is to repay any funds advanced on the DHI Loan from 80% of its share of cash disbursements from MH-LLC.

In light of these obligations, independent of the Transaction, Solitario, DHI US and Ely Gold entered into an agreement (the “Ely Gold Consent”) modifying the specific matters in the MH-Agreement, discussed above, whereby Solitario will deliver to Ely for cancellation approximately 15.7 million common shares (approximately 19.6% of the issued and outstanding shares of Ely Gold currently held by Solitario in exchange for:

•	Ely Gold and DHI US consenting to Solitario pledging its Interest as security for any refinancing required by Solitario to any third party loans, including a refinancing to repay the RMB Loan (or in the event it is used, the Standby Debt Facility);
•	Ely Gold and DHI US waiving Solitario’s obligation to solely fund the payment of the Continuing Payment Obligations:

•	Ely Gold and DHI US waiving Solitario’s obligation to solely fund the Bonding Requirement; and

•	In the event the Transaction closes, DHI US will repay any funds advanced on a DHI Loan, plus interest, from its share of proceeds from the Transaction, up to a maximum of $200,000.

The Company is not seeking shareholder approval of the terms of the Standby Debt Facility or the Ely Gold Consent. However, the Company was able to negotiate these agreements in conjunction with the negotiation of the MIPA, and in the case of the Standby Debt Facility, it would not have been negotiated but for the Company exploring the Transaction with Waterton. The Company believes these two agreements will address and resolve significant issues faced by the Company, including the obligation to repay the RMB Loan and certain ownership issues and financial obligations pertaining to MH-LLC.

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On June 10, 2015, the Sellers and Waterton executed the MIPA, and on June 11, 2015, the parties announced the transaction in a press release and Solitario filed a Current Report on Form 8-K with the SEC. On June 12, 2015 Solitario filed a Current Report on Form 8-K with the SEC which included each of the MIPA, the Waterton Letter Agreement and the Ely Gold Consent as exhibits. The Form 8-K, the MIPA, the Waterton Letter Agreement, the Ely Consent and the press release are all available on Solitario’s website at www.solitarioxr.com.

Summary of the Transaction

Pursuant to the MIPA, Waterton agreed to acquire 100% of the membership interests in MH-LLC, which includes the Interest and the 20% membership interest owned by Ely Gold for total cash consideration of $30 million, subject to adjustments for potential variances in the working capital of MH-LLC. Solitario is entitled to $24 million of the gross proceeds, less payment of and funds necessary to repay the RMB Loan (or the Standby Debt Facility, if it is used to refinance the RMB Loan), C$500,000 in fees owed to Maxit Capital and estimated legal and accounting costs. Ely Gold is entitled to $6 million of the gross proceeds. The assets owned by MH-LLC consist primarily of capitalized development costs, capitalized mineral lease costs, certain other assets of furniture and fixtures and certain environmental bond deposits with federal and state regulatory bodies. These assets are offset by normal accounts payable, all of which are currently less than 30 days old.

Purpose of the Transaction

After considering and exploring its strategic alternatives, Solitario sought to structure a transaction involving MH-LLC or the assets of the Mt. Hamilton project in a manner to maximize the value received by the Company for those assets. Solitario believes it has furthered the Mt. Hamilton project significantly since its acquisition by Solitario, and does not believe that without an infusion of significant capital that Solitario can significantly advance the Mt. Hamilton project. Because Solitario does not believe it is likely that Solitario can obtain a significant amount of capital on reasonable terms, if at all, and because Solitario needs liquidity in the near term to satisfy its obligations to RMB, Solitario believes a transaction that monetizes MH-LLC is prudent and in Solitario’s and its shareholders’ best interests. Further, after consummation to the Transaction, Solitario will be able to focus on its Bongará asset and potentially explore other alternatives aimed to maximize shareholder value. The consummation of the Transaction will also (i) reduce the near term risk of significant dilution to Solitario shareholders, which may have occurred if Solitario attempted to finance the on-going development of the Mt. Hamilton project through equity financing, (ii) provide Solitario the ability to repay its debt obligations and (iii) provide Solitario additional financial resources for exploration activities historically undertaken by Solitario.

Consideration and Proceeds from the Transaction

Under the MIPA, Waterton has agreed to pay a total purchase price of $30 million for 100% of the membership interest in MH-LLC, subject to adjustments set forth in the MIPA for potential variances in working capital, which are not expected to be material to the Transaction. Solitario will repay the RMB Loan, (or the Standby Debt Facility, if Solitario enters into the Standby Letter Agreement to repay the RMB Loan prior to Closing the Transaction) from its share of proceeds from the Transaction. Any amounts used to repay the RMB Loan, will reduce the net proceeds to Solitario. At the Closing of the Transaction the Sellers have agreed to deliver 100% of the membership interests in MH-LLC to Waterton and have agreed that the membership interests will be free of any claims or liabilities.

Opinion of Maxit Capital

Solitario entered into an engagement letter with Maxit Capital pursuant to which, among other things, Maxit Capital agreed to provide Solitario with an opinion as to the fairness of the consideration to be received upon completion of the Transaction, from a financial point of view, to Solitario (the “Fairness Opinion”). Maxit Capital also has acted as financial advisor to Solitario and Ely Gold in connection with the Transaction.

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Qualifications and Independence of Maxit Capital

Maxit Capital is an independent advisory firm with significant expertise in mergers and acquisitions and has significant experience in transactions in the natural resources sector. Solitario retained Maxit Capital in November 2014 to assist Solitario evaluate strategic options with respect to potential strategic transactions involving the Mt. Hamilton project because of Solitario’s need to monetize the Mt. Hamilton project or raise a significant amount of outside capital to continue to develop the project. Solitario selected Maxit Capital as its investment advisor after discussions of Solitario’s corporate financing needs and alternatives with several firms with expertise in the investment banking and mineral resource finance sectors. Pursuant to its engagement, Maxit Capital prepared the Fairness Opinion.

Neither Maxit Capital, nor any of its affiliates, is an insider, associate or affiliate of Solitario, Ely or Waterton, or any of their respective associates or affiliates (collectively, the “Interested Parties”). Maxit Capital has not been engaged to provide any financial advisory services, nor has it participated in any financings involving the Interested Parties within the past two years, other than acting as financial advisor to Solitario and Ely in connection with the Transaction. There are no other understandings, agreements or commitments between Maxit Capital and any of the Interested Parties with respect to any current or future business dealings which would be material to the Fairness Opinion. Maxit Capital may in the future, in the ordinary course of business, provide financial advisory, investment banking, or other financial services to one or more of the Interested Parties from time to time.

Solitario has agreed to pay Maxit Capital a fee for Maxit Capital’s services, including a fee of C$200,000 for the delivery of the Fairness Opinion that is not contingent on the Transaction, but may be credited against its C$500,000 fee that is contingent upon the completion of the Transaction. The Board of Directors took this fee structure into account when considering the Fairness Opinion. Solitario has also agreed to indemnify Maxit Capital against certain liabilities in connection with its engagement.

Conclusion of Fairness Opinion

At a meeting held on June 5, 2015, Maxit Capital provided the Board of Directors with an oral opinion that was subsequently confirmed in writing, to the effect that the consideration to be received by Solitario under the Transaction is fair, from a financial point of view, to Solitario.

The Fairness Opinion is not intended to be, and does not constitute, a recommendation to any Solitario shareholder as to how to vote or act at the Annual Meeting. The Fairness Opinion was one of a number of factors taken into consideration by the Board of Directors in considering the Transaction.

Scope of Review and Assumptions and Limitations

The Fairness Opinion was rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date of the Fairness Opinion and the conditions, prospects, financial and otherwise, of Solitario, as they were reflected in the information and documents reviewed by Maxit Capital and as they were presented to Maxit Capital. In preparing the Fairness Opinion Maxit Capital reviewed and relied upon various sources of information as set out in the “Scope of Review” section the Fairness Opinion, which included, among other things:

▪	Drafts of the MIPA and related transaction documents;
▪	Annual and interim reports filed by Solitario with securities regulators, including the financial statements included therein;
▪	The NI 43-101 Technical Report Feasibility Study, Mt. Hamilton Gold and Silver Project, Centennial Deposit and Seligman Deposit, White Pine County, Nevada, with an effective date of August 14, 2014;
▪	certain internal financial, operating, corporate and other information prepared or provided by or on behalf of Solitario;
▪	internal management forecasts, development and operating projections, estimates (including future estimates of mineable resources) and budgets prepared or provided by or on behalf of Solitario;
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▪	select public market trading statistics and relevant financial information of Solitario and other public entities;

▪	select financial statistics and relevant financial information with respect to relevant precedent transactions;

▪	various equity research reports;

▪	a certificate from three senior officers of the Company as to the completeness and accuracy of the information provided to Maxit Capital; and

▪	such other information, investigations, analyses and discussions (including discussions with the Company’s external legal counsel, and other third parties) as Maxit Capital considered necessary or appropriate in the circumstances.

To the knowledge of the management and directors of Solitario, Maxit Capital was not denied access by Solitario to any material information it requested specifically regarding Solitario and MH-LLC.

In preparing the Fairness Opinion, Maxit Capital made certain assumptions and imposed certain limitations which included, among other things:

▪	an assumption as to the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions and representations obtained by Maxit Capital from public sources, or provided to Maxit Capital by Solitario or its affiliates or advisors or otherwise obtained by Maxit Capital pursuant to its engagement;

▪	an assumption as to the accuracy and fair presentation of the audited financial statements of the Company and the reports of the auditors thereon and the interim unaudited financial statements of the Company, which were relied on by Maxit Capital;

▪	an assumption that the forecasts, projections, estimates or budgets relied upon in its financial analyses were reasonably prepared on bases reflecting the most reasonable assumptions, estimates and judgments of management of Solitario, having regard to Solitario’s business, plans, financial condition and prospects;

▪	the limitation that Maxit Capital provides no opinion concerning any legal, tax or accounting matters concerning the Transaction or the sufficiency of the Fairness Opinion for Solitario’s purposes;

▪	the limitation that the Fairness Opinion were based on securities markets, economic and general business and financial conditions prevailing as at the close of business on June 5, 2015 and the conditions and prospects, financial and otherwise, of the Company and the other parties to the Transaction as they were reflected in the information provided to Maxit Capital;

▪	numerous assumptions with respect to industry performance, general business, markets and economic conditions and other matters, many of which are beyond the control of any party involved in the Transaction; and

▪	the limitation that the valuation was provided for the use of the Board of Directors in considering the Transaction and is not intended to be, and does not constitute a recommendation to any shareholder of Solitario with respect to the Transaction.

Subsequent developments may affect the Fairness Opinion. Maxit Capital has disclaimed any undertaking or obligation to amend or update the Fairness Opinion or to advise any person of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to the attention of Maxit Capital after the date of the Fairness Opinion.

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Availability of Fairness Opinion

The Fairness Opinion will be made available for inspection and copying at the principal executive offices of Solitario during its regular business hours by any interested equity security holder of Solitario or representative who has been so designated in writing.

Solitario’s Contemplated Activities Following the Transaction or Termination Thereof

Following the Transaction, Solitario will have a significant amount of liquid assets. In addition to focusing on its Bongará asset, the Company believes that the current market environment may afford potential opportunities to acquire advanced mineral properties at attractive valuations. Solitario intends to use a portion of the proceeds to identify and acquire such properties, and then to add value through establishing and increasing the existing resource base of properties acquired. However, as of the date of this Proxy Statement, Solitario has neither identified any particular mineral properties or new strategic transactions nor engaged in any negotiations related to any potential mineral properties. In addition, the Board of Directors will consider making special dividends and or adopting stock buy-back programs, if deemed appropriate. A portion of the proceeds will be used for working capital purposes. Although certain actions or transactions the Company may consider in the future may require shareholder approval, upon completion of the Transaction our shareholders will not have the opportunity to vote on how the proceeds of the Transaction are used.

We currently anticipate that if the shareholders of Solitario and Ely Gold do not approve the Transaction or the Transaction is not closed for some other reason, Solitario will be required to (i) raise additional capital in order to repay or refinance the debt obligation owed to RMB, and to continue to conduct our business in the ordinary course, of which there can be no assurance that we will be able to do so on favorable terms if at all, and (ii) evaluate further strategic alternatives, including, among other things, sale of other assets, the joint venture or another sale transaction involving MH-LLC or even of Solitario to another strategic company. The RMB Loan is due on August 21, 2015. If the Transaction does not close, Solitario currently does not have sufficient liquidity to repay the RMB Loan when due. Under the terms of the RMB Loan, Solitario may be declared in default if it is unable to repay the RMB Loan when it is due on August 21, 2015. Should Solitario be in default, RMB has, among other rights, the right to foreclose on its security interest in certain assets of Solitario to satisfy its obligation.

The Transaction is not being effected to cause any form of going private transaction for Solitario. Upon consummation of the Transaction Solitario intends to continue to cause its common stock to be registered pursuant to Section 12(b) of the Exchange Act and to continue to be listed on the NYSE-MKT and the TSX.

Overview of the MIPA

The Sellers and Waterton entered into the MIPA on June 10, 2015. The full text of the MIPA is included on Solitario’s website, www.solitarioxr.com. The MIPA was also filed as an exhibit to the Current Report on Form 8-K reporting the execution of the MIPA and is therefore available on the SEC’s EDGAR website. Any person who desires a hard copy of the agreement can obtain one by calling or writing Solitario at 4251 Kipling St., Suite 390, Wheat Ridge, CO 80033; telephone: (303) 534-1030; fax: (303) 534-1809. Solitario urges you to read the MIPA in its entirety for a more complete description of the terms and conditions of the Transaction and related matters.

The representations and warranties described below and included in the MIPA were made by the Sellers and Waterton to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the MIPA and may be subject to important qualifications and limitations agreed to by the Sellers and Waterton in connection with negotiating the terms of the MIPA. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Sellers and Waterton rather than establishing matters as facts. The MIPA is described in this Proxy Statement only to provide you with information regarding the terms and conditions of the Transaction, and not to provide any other factual information regarding Solitario, Ely Gold, DHI US, Waterton, or their respective businesses. Accordingly, you should not rely on the representations and warranties in the MIPA as characterizations of the actual state of facts about Solitario or Waterton or any other third party, and you should read the information provided elsewhere in this Proxy Statement for information regarding Solitario and its business.

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Purchase and Sale of Membership Interests

Under the MIPA the Sellers have agreed to sell to Waterton their collective 100% membership interest in MH-LLC. MH-LLC owns all of the assets and rights associated with the Mt. Hamilton project, which consist primarily of leased patented mining claims and leased and owned unpatented mining claims, as well as water rights, certain permits, and other real and personal property and related data and information.

Due Diligence

The MIPA contains provisions intended to permit Waterton to conduct on-going review of data and information pertaining to the Mt. Hamilton project.

Representations & Warranties

Under the terms of the MIPA, each Seller made certain representations and warranties to Waterton, including but not limited to representations and warranties related to:

▪	its valid organizational existence, authorization and organization;
▪	the consents required in connection with the consummation of the Transaction, including shareholder approval;
▪	the status of title to the properties at the Mt. Hamilton project, including the absence of liens, including tax obligations, against the Mt. Hamilton project, other than those explicitly stated in the MIPA;
▪	the absence of pending litigation or any violation of any law or contract, except as identified in the MIPA;
▪	the absence of liabilities for brokers’ fees in connection with the Transaction, other than fees payable to Maxit Capital;
▪	compliance in all material respects with all laws applicable to MH-LLC or the Mt. Hamilton project;
▪	existing permits at the Mt. Hamilton project and additional required permits;
▪	the disclosure of certain contracts and agreements to which the Sellers or the Mt. Hamilton project are bound;
▪	outstanding reclamation obligations;
▪	water rights; and
▪	except as specifically disclosed, its compliance in all material respects with all environmental laws, any releases of hazardous substances in or relating to the Mt. Hamilton project, and the absence of receipt of notice of any allegations of violations of environmental laws.

Under the terms of the MIPA, Waterton has made certain representations and warranties to the Sellers, including representations and warranties related to:

▪	its valid organizational existence, authorization, qualification, and organization;
▪	the absence of a breach or violation of contracts, constating documents or applicable law to consummate the Transaction;
▪	the consents which must be obtained to consummate the Transaction;
▪	the absence of liabilities for brokers’ fees; and
▪	the absence of litigation.

Covenants

Under the terms of the MIPA, the Sellers and Waterton have agreed to certain customary covenants that apply from the execution of the MIPA through Closing, and generally (i) require the Sellers to operate the Mt. Hamilton project in the ordinary course of business and (ii) obligate the parties to cooperate in providing information, obtaining required consents, communicating with governmental agencies, and otherwise using reasonable efforts to consummate the Transaction.

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Solicitation

In the MIPA, each Seller has agreed that neither it, its affiliates, nor their representatives, directly or indirectly may:

▪	discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, whether as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving a merger, consolidation, business combination, purchase or disposition of any material amount of the assets of MH-LLC or any equity interests of MH-LLC (an “Acquisition Transaction”) other than the transactions contemplated by the MIPA;
▪	facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction;
▪	furnish or cause to be furnished, to any person, any information concerning the business, operations, properties or assets of MH-LLC in connection with an Acquisition Transaction; or
▪	otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

Notwithstanding these restrictions, if at any time prior to the Closing, Sellers or MH-LLC receive from a third party a written proposal for an Acquisition Transaction (an “Acquisition Proposal”), Sellers may engage in or participate in discussions or negotiations with such person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of confidential information, properties, facilities, books or records of MH-LLC for a maximum of seven business days from the date that such access or disclosure is first given, if and only if:

▪	the board of directors of either Solitario or Ely Gold first determines in good faith, after consultation with its financial advisors and its outside legal counsel, that such Acquisition Proposal: (i) is or could reasonably be expected to result in a transaction that is more favorable, from a financial point of view, to the shareholders of either Solitario or Ely Gold than the transaction provided for in the MIPA; (ii) constitutes or could reasonably be expected to constitute or lead to a Superior Proposal (as defined below); and (iii) after consultation with its outside legal counsel, that the failure to engage in such discussions or negotiations would be inconsistent with its fiduciary duties;
▪	such third party was not restricted from making such Acquisition Proposal pursuant to an existing standstill or similar restriction with the Sellers;
▪	Sellers have been, and continue to be, in compliance with their obligations under that Article in the MIPA dealing with non-solicitation;
▪	prior to providing any such copies, access, or disclosure, Sellers enter into a confidentiality and standstill agreement with such third party having terms that are not less onerous than those set out in the existing confidentiality agreements between Solitario and Waterton Global and Ely Gold and Waterton Global and any such copies, access or disclosure provided to such third party shall have already been (or simultaneously be) provided to Waterton; and
▪	Sellers promptly provide Waterton with, prior to providing any such copies, access or disclosure, a true, complete and final executed copy of the confidentiality agreement referred to in the immediately-preceding bullet.

      Sellers have also agreed to notify Waterton orally and in writing promptly (but in no event later than 24 hours) after receipt by any of Sellers, MH-LLC or any of the representatives thereof of any proposal or offer from any person other than Waterton to effect an Acquisition Transaction or any request for non-public information relating to MH-LLC or for access to the properties, books or records of MH-LLC by any person other than Waterton.  Such notice shall indicate the identity of the person making the proposal or offer, or intending to make a proposal or offer or requesting non-public information or access to the books and records of MH-LLC, the material terms of any such proposal or offer, or modification or amendment to such proposal or offer and copies of any written proposals or offers or amendments or supplements thereto.  Sellers have agreed to keep Waterton informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such proposal, offer, indication or request.

If Sellers receive an Acquisition Proposal that constitutes a Superior Proposal prior to the earlier of the date on which any necessary approvals of the shareholders of Solitario and Ely Gold have been obtained and the Closing Date, Sellers may enter into a definitive agreement with respect to such Acquisition Proposal, if and only if:

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  Sellers have been, and continue to be, in compliance with their obligations under that Article in the MIPA dealing with non-solicitation;
  Sellers have delivered to Waterton a written notice of the determination of the board of directors of either Solitario or Ely Gold that such Acquisition Proposal constitutes a Superior Proposal and of the intention of Sellers to enter into such definitive agreement, together with a written notice from such board regarding the value and financial terms that such board, in consultation with its financial advisors, has determined should be ascribed to any non-cash consideration offered under such Acquisition Proposal (the “Superior Proposal Notice”);
  Sellers have provided Waterton with a copy of the proposed definitive agreement for the Superior Proposal;
  at least three business days have elapsed from the date that is the later of the date on which Waterton received the Superior Proposal Notice and a copy of the proposed definitive agreement for the Superior Proposal from Sellers;
  the board of directors of either Solitario or Ely Gold has determined in good faith, after consultation with outside legal counsel that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; and
  prior to entering into such definitive agreement, Sellers terminate the MIPA and pay the Termination Payment (defined below).

As used in the MIPA:

  “Superior Proposal” means any unsolicited bona fide written Acquisition Proposal, from a third party who is an arm's length third party to Sellers and MH-LLC, to acquire, directly or indirectly, not less than all of the (x) outstanding membership interests of MH-LLC, (y) the assets of MH-LLC, or (z) shares of either Seller, that: (a) complies with applicable laws and did not result from or involve a breach of that Article in the MIPA dealing with non-solicitation; (b) is reasonably capable of being completed without undue delay, taking into account all financial, legal, regulatory and other aspects of such proposal and the third party making such proposal; (c) is not subject to any financing contingency and in respect of which adequate arrangements have been made to ensure that the required funds will be available to effect payment in full for all of the targeted assets; (d) is not subject to any due diligence or access condition beyond the seventh business day after which the third party making the Acquisition Proposal is first afforded access to the books, records, and personnel of MH-LLC, Solitario, and Ely Gold; and (e) the board of directors of either Solitario or Ely Gold determines, in its good faith judgment, after receiving the advice of its outside legal and financial advisors and after taking into account all the terms and conditions of the Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal and the party making such Acquisition Proposal, would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favorable, from a financial point of view, to the shareholders of Solitario or Ely Gold, as applicable, than the Transaction contemplated by the MIPA.
  “Termination Payment” means $900,000.

Closing Conditions

The parties’ obligations to consummate the Transaction under the MIPA are subject to the prior satisfaction, or waiver by the appropriate party, of certain conditions, including the conditions set forth below:

▪	The representations and warranties of the Sellers and Waterton in the MIPA must be true and correct such that a breach of those representations and warranties would not be likely to have a material adverse effect on the Transaction;
▪	the Sellers and Waterton shall have performed and complied with all of their respective covenants, obligations and agreements contained in the MIPA in all material respects;
▪	Solitario and Ely Gold shall have each obtained shareholder approval, and all other identified approvals, required for the consummation of the Transaction;
▪	the Sellers and Waterton shall have received all of the documents required to be delivered by the other parties at Closing;
▪	there shall not be any action or proceeding by any governmental authority or other person restraining or prohibiting the consummation of the Transaction; and
▪	in the case of Waterton, the membership interests in MH-LLC shall be free and clear of all encumbrances.

The MIPA provides that any or all of the conditions described above may be waived, in whole or in part. Solitario’s Board of Directors is authorized in its discretion to waive any of the conditions to Solitario’s performance without the consent of Solitario’s shareholders to the extent allowed by law. Solitario does not currently expect to waive any material condition to the completion of the Transaction.

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Termination

The MIPA may be terminated at any time prior to the Closing (whether before or after shareholder approval) upon any of the following circumstances:

▪	By mutual written consent of the parties;
▪	by Sellers or Waterton if the Closing of the Transaction does not occur by October 1, 2015, subject to extension under certain circumstances;
▪	by Waterton if the shareholders of either Ely Gold or Solitario do not approve the Transaction;
▪	by Waterson if there is a material breach of covenant that is not cured as provided in the MIPA;
▪	by Waterton if there is a breach of a representation or warranty by Sellers as set forth in the MIPA that would likely have a material adverse effect on MH-LLC that is not cured as provided for in the MIPA;
▪	by Waterton if the Board of Directors of either Solitario or Ely Gold accept a Superior Proposal;
▪	by Waterton if either Seller’s board of directors or any of its committees reverses their approval of the Transaction; and
▪	by either Seller if either Seller’s board of directors approves or recommends a Superior Proposal;

Effect of Termination

If the MIPA is properly terminated, all obligations of the parties thereto shall terminate, subject to certain exceptions. Solitario has agreed to pay Waterton a break fee in the amount of $900,000 if:

▪	Waterton terminates the MIPA due to a material breach of (i) Sellers’ obligation not to solicit Acquisition Proposals, or (ii) the obligation of each Seller’s Board of Directors not to change its recommendation in favor of the Transaction;
▪	due to the failure of either Seller’s Board of Directors to approve the Transaction;
▪	Waterton or Solitario terminates the MIPA due to the failure to complete the Transaction by October 1, 2015 or as extended under the MIPA; or
▪	Waterton terminates the MIPA because of Sellers’ breach of a representation, warranty or covenant contained in the MIPA, as further described in the MIPA.

If any of Solitario, Ely Gold, or Waterton terminate due to either Solitario’s or Ely Gold’s failure to obtain their respective shareholders’ approval of the Transaction, then the Sellers will owe an expense reimbursement fee of $450,000 to Waterton.

Indemnification

The Sellers, severally and not jointly, have agreed to defend, indemnify, and hold harmless Waterton from and against all losses which arise from or in connection with (i) any inaccuracy or breach by either Seller of any representation or warranty of such Seller contained in the MIPA, or (ii) any breach or non-performance by either Seller of any covenant contained in the MIPA. There are additional specific indemnities from the Sellers in favor of Waterton with respect to tax matters, change of control payments, and environmental conditions. With certain exceptions, Sellers have agreed to indemnify Waterton up to a maximum of $18.75 million, with proportionate indemnification limits of $15.0 million for Solitario and $3.75 million for Ely Gold. Most of the Sellers’ environmental indemnities expire on the third anniversary of Closing.

Waterton has agreed to defend, indemnify, and hold harmless Sellers from and against all losses which arise from or in connection with (i) any inaccuracy or breach by Waterton of any representation or warranty contained in the MIPA, or (ii) any breach or non-performance by Waterton of any covenant contained in the MIPA. There are additional specific indemnities from Waterton in favor of Sellers with respect to certain identified environmental conditions. Waterton has agreed to indemnify Sellers up to a maximum of $18.75 million.

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THIS SUMMARY OF THE TERMS OF THE MIPA AND THE TRANSACTION, AND THE DOCUMENTS RELATED TO THE TRANSACTION IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE TRANSACTION AND DOCUMENTS RELATED TO THE TRANSACTION. HOWEVER, IT IS NOT INTENDED AS A SUBSTITUTE FOR REVIEWING THE MIPA AND RELATED DOCUMENTS. THE MIPA AND THE TRANSACTION IS FURTHER DESCRIBED IN THE COMPANY’S PERIODIC FILINGS WITH THE SEC, INCLUDING THE COMPANY’S CURRENT REPORT ON FORM 8-K FILED ON JUNE 12, 2015, AND THE DOCUMENTS FILED THEREWITH AS EXHIBITS, ARE INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT.

Past Contacts, Transactions, or Negotiations

Solitario on the one hand, and Waterton on the other hand have not previously had substantive discussions regarding a transaction involving the Interest, MH-LLC, or the Mt. Hamilton project nor any other material transaction, business combination or any similar type of transaction between the two companies. Other than the MIPA, there have been no past negotiations, transactions, or material contacts during the past two years between Solitario and Waterton.

Regulatory Approvals

The Transaction is not subject to regulatory approvals in the United States and/or Canada.

Financial Statements; Pro Forma Information

Attached as Appendix A are pro forma financial statements that give effect to the Transaction, including the estimated gain to Solitario from the Transaction. Additionally, attached as Appendix B are unaudited financial statements for MH-LLC as of December 31, 2014 and 2013 and for the twelve months then ended and as of March 31, 2015 and for the three months ended March 31, 2015 and 2014.

The Board unanimously recommends that our shareholders vote "FOR" the authorization of the Transaction

PROPOSAL 2 — ELECTION OF DIRECTORS

The Board currently consists of five directors. The directors elected at the Annual Meeting will serve until the next annual meeting of shareholders and until their successors are elected or appointed and qualified. Unless the vote is withheld by the shareholder, the proxies solicited by the Board will be voted for the re-election of all the current directors. The five nominees who receive the most votes will be elected. If a shareholder does not vote for a nominee or indicates to "withhold" authority to vote for a nominee on the proxy card, that shareholder's vote will not count either for or against the nominee. If any nominee shall not be a candidate for election as a director at the meeting, it is intended that votes will be cast pursuant to the enclosed proxy for any substitute nominees as may be nominated by the existing directors. No circumstances are presently known which would render any nominee named below unavailable to serve as a director.

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Identification of Directors

Solitario's nominees for election as directors at the Annual Meeting are:

Name	Age

Brian Labadie Chairman (1)(2)(3)(4)	62	Mr. Labadie has been a director of Solitario since June 2006 and Chairman since March of 2009. He is an independent mining industry consultant. He was a director of Crown Resources Corporation (CRS: TSX) ("Crown") from June of 2002 until August 2006 upon completion of Crown’s merger with Kinross Gold Corporation, ("Crown-Kinross Merger") and a director of Battle Mountain Gold Exploration Corporation (BMGX:OTC) from June 2005 to June 2007. In evaluating Mr. Labadie’s qualifications as a Director, Solitario’s Board considered the experience Mr. Labadie had in over thirty years-experience in the mining industry. The specific experience that Mr. Labadie brings to Solitario includes formal training and experience as a mining engineer including developing and operating mines, both as a mine manager and as a senior executive at Miramar Mining Corporation and Echo Bay Mines. The Board of Directors believes Mr. Labadie’s operating experience complements and enhances the knowledge and understanding the other Board Members and management of Solitario have in mining exploration, and corporate finance. Mr. Labadie spent ten years with Miramar Mining Corporation from November 1996 to September 2006 as the Executive Vice President, COO. Prior to that, Mr. Labadie spent nine years with Echo Bay Mines, Ltd. as Vice President of Operations. Mr. Labadie holds a Bachelor of Science degree in geological engineering from the University of Toronto.

Mark E. Jones, III, Vice-chairman (1)(3)(4)	75	Mr. Jones has been a director of Solitario since August 1993 and served as Chairman until June 2006. Mr. Jones was also a director of Crown from the time it commenced operations in February 1989 until August 2006, upon completion of the Crown-Kinross Merger. In evaluating Mr. Jones’s qualifications for serving as a Director, the Board of Solitario believes Solitario benefits both from his experience in founding Solitario and being the Chairman of Crown, but also his track record of founding and successfully operating other mining concerns including Brazauro Resources and TriStar Gold, Inc. Mr. Jones has exhibited leadership in this industry for many years and is well known in many mining circles. Mr. Jones’ experience in mine finance and mergers and acquisitions related to the mining industry provides Solitario valuable insight and guidance. Mr. Jones was a founding partner of Jones, Loyd & Webster, Inc., a Houston-based corporate finance and investment banking firm that specialized in oilfield equipment financing. Mr. Jones is Chairman of the Board of Directors and CEO of TriStar Gold, Inc., a gold exploration company based in Houston, Texas which is traded on the TSX Venture Exchange (TSG:V). Mr. Jones also served as a director and Chairman of the Board of Brazauro Resources (BZO:V), a gold exploration company, until its acquisition by Eldorado Gold during 2010. Mr. Jones attended the University of Texas.

John Hainey (1)(2)(4)	82	Mr. Hainey has been a director of Solitario since 1999. He is a retired mining engineer and spent the last ten years of his career, before his retirement in 1998, as a mining analyst in the Canadian investment industry with Dundee Securities Corporation (formerly Eagle & Partners), Yorkton Securities Inc., Loewen, Ondaatje, McCutcheon & Company and Canaccord Capital Corporation. In evaluating Mr. Hainey’s qualifications to serve as a Director, the Board of Solitario considered his technical and financial experience, specifically related to finance and evaluation of companies in the mining industry. The Board believes Mr. Hainey’s formal training as a mining engineer coupled with his financial experience makes him uniquely suited to serve on Solitario’s Board. Prior to 1988, Mr. Hainey spent over 30 years working in the mining industry, both in Canada and abroad, which covered engineering, operations, consulting and business development and included 17 years with BP Resources Canada Ltd. Mr. Hainey is a member of the Association of Professional Engineers of Ontario and of the Canadian Institute of Mining and Metallurgy. He is also a Chartered Engineer (U.K.) and a Fellow of the Institute of Materials, Minerals and Mining (U.K.). He is an honors graduate in Mining Engineering of The Camborne School of Mines in England.

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Leonard Harris (1)(2)(3)	87	Mr. Harris has been a director of Solitario since June 1998. Prior to his retirement from Newmont Mining Corporation, Mr. Harris gained over 60 years-experience in the mining industry including serving in various capacities including as General Manager of Minera Yanacocha, South America's largest gold mine, and Vice President and General Manager of Newmont Latin America. Mr. Harris has over 20 years-experience in managing mining operations in Latin America that include base metal and gold deposits, underground and open pit mines, gold and base metal processing plants and smelting and refining operations. In evaluating Mr. Harris’ qualifications to serve as a Director, the Board of Solitario believes Mr. Harris experience in managing and developing mines all over the world, but specifically in Peru and Latin America, where much of Solitario’s exploration efforts have been is paramount to the success of Solitario. In addition, Mr. Harris’ reputation and integrity in over 50 years in this business are well known throughout the mining industry and have provided Solitario with numerous opportunities and introductions that Solitario simply would not have without his association with Solitario as a Board member. Mr. Harris currently serves on the boards of Aztec Metals Corp., Canarc Resources and Cardero Resources Corp. He is a 1949 graduate metallurgist of The Mount Morgan School of Mines (Australia).

Christopher E. Herald	61	Mr. Herald has been a director of Solitario since August 1992. He has also served as Chief Executive Officer since June 1999 and President since August 1993. Mr. Herald also served as a director of Crown starting in April 1989, as Chief Executive Officer of Crown starting in June of 1999, President of Crown from November 1990 until August 2006, when he resigned from such positions upon completion of the Crown-Kinross Merger. In evaluating Mr. Herald’s qualifications to serve as a Director, the Board of Solitario believes his leadership of Solitario since Solitario’s inception as Chief Executive Officer, as well as his knowledge of the operations, make him an invaluable member of the Board. In addition, Mr. Herald has shown a keen insight in the evaluation of various opportunities in the mining industry, including the acquisition of properties for exploration and potential merger and acquisition candidates for Solitario. Mr. Herald has a track record of operating mining companies both with Crown and Solitario and the Board believes these are significant contributors to the success of Solitario. Prior to joining Crown, Mr. Herald was a Senior Geologist with Echo Bay Mines and Anaconda Minerals Mr. Herald was formerly a director of the following public companies: Underworld Resources Inc. (UW: V) from June 2009 to June 2011, and Atna Resources from May 2009 to June 2015. Mr. Herald is past Chairman of the Denver Gold Group, a non-profit industry trade group that organizes the preeminent gold mining industry institutional conferences in the United States and Europe. Mr. Herald received a M.S. in Geology from the Colorado School of Mines and a B.S. in Geology from the University of Notre Dame.

  The Board has determined this Director to be an independent member of the Board in accordance with Section 803A of the NYSE-MKT Company Guide.
  Member of the Audit Committee.
  Member of the Compensation Committee.
  Member of the Nominating Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking Solitario shareholders to approve an advisory resolution on the compensation program of our “Named Executive Officers” as disclosed in this Proxy Statement.

As described more fully in the Compensation Discussion and Analysis below, our executive compensation program is structured to align the interests of our executive officers (each of whom is a shareholder of the Company) with those of our non-affiliated shareholders and to fairly reward them for creating shareholder value and for achieving our business objectives. Our primary objectives are to retain our executives and have the ability to attract new executives as necessary and to fairly compensate our current executives, including rewarding performance that supports our principles of building shareholder value, and may also recognize individual performance from time to time.

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We believe that our executive compensation program, which relies on clear and simple objectives for executive performance and reward, has been effective at incenting the achievement of positive results and strong financial performance by our Named Executive Officers, appropriately aligning pay and performance and in enabling us to attract and retain talented executives within our industry.

We are asking our shareholders to indicate their support for our executive compensation program as described in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on our fiscal year 2014 executive compensation policies and procedures. It is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and procedures described in this Proxy Statement. Accordingly, In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) we are asking our shareholders to approve the following resolution:

“RESOLVED THAT:

Solitario shareholders approve the compensation of Solitario’s Named Executive Officers, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission set forth in Item 402 of Regulation S-K, including, but not limited to, the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this Proxy Statement for the 2015 annual meeting.”

The advisory vote on executive compensation is not binding on the Company, our Board or our Compensation Committee. However, our Board and the Compensation Committee will review the voting results in connection with their ongoing evaluation of our compensation programs and may consider the outcome of the vote when making future compensation decisions.

At the Company’s 2012 annual meeting of shareholders, the shareholders voted in favor of holding future advisory votes on the Company’s executive officer compensation program every year, and the Company’s Board of Directors subsequently adopted this as its official position.  Accordingly, this proposal on the advisory vote on executive compensation is being submitted to obtain the advisory vote of the shareholders in accordance with the Dodd-Frank Act, Section 14A of the Exchange Act and the SEC’s rules. We expect that the next shareholder advisory vote on the Company’s executive compensation program will take place at the annual meeting of shareholders to be held in 2016.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting our shareholders are being asked to ratify the selection of EKS&H LLLP as our independent registered public accounting firm and to continue as such for fiscal year 2015. Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the appointment of EKS&H LLLP as our independent registered public accounting firm for the year 2015 is not ratified by shareholders, the Audit Committee will reconsider its appointment. The Board considers EKS&H LLLP to be well qualified to serve as the independent auditors for the Company; however, even if the selection is ratified, our Board may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board determine that the change would be in our best interests. Representatives of EKS&H LLLP are expected to be present at the Annual Meeting to have the opportunity to make a statement and to respond to appropriate questions.

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Audit Fees

The following table summarizes the aggregate fees billed to Solitario by EKS&H LLLP for the fiscal years ended December 31, 2014 and 2013.

	2014	2013
Audit Fees (1)	$60,000	$56,000
Audit related fees (2)	29,000	27,000
Tax fees (3)	37,000	30,000
All other fees (4)	11,000	2,000
Total	$137,000	$115,000

(1)	Fees billed for audit services in 2014 and 2013 consisted of:

                                                               i.      Audit of our annual financial statements for 2014 and 2013.

                                                              ii.      Consent and other services related to SEC filings.

(2)	Represents fees billed related to reviews of our quarterly reports for 2014 and 2013.
(3)	Represents fees billed in connection with the preparation and filing of our United States federal and Colorado state income tax returns.
(4)	All other fees in 2014 primarily include audit-related fees billed for accounting consultations, research, and analysis related to completion of the Updated Feasibility Study, and analysis of corporate financing transactions including the $1,630,000 private placement completed in February 2014 and other matters. All other fees in 2013 primarily include audit-related fees billed for accounting consultations, research, and analysis related to pay-off of the Augusta loan and other matters.

Pre-approval of Audit Fees

On an annual basis the Audit Committee approves the proposed audit services and the fees related thereto by our independent auditors in advance of the year of service in accordance with the pre-approval policy adopted by the Audit Committee. All other fees are pre-approved on an ongoing basis as required. The Audit Committee pre-approval policy requires that the Audit Committee determine that proposed services and related fees are required and reasonable under the circumstances. All of the fees billed to Solitario by EKS&H LLLP during 2014 and 2013 were pre-approved by the audit committee pursuant to the Audit Committee pre-approval policy. The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has determined that the provision is compatible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF EKS&H LLLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of Board of Directors Annual Meeting Attendance

During the fiscal year ended December 31, 2014, there were four meetings of the Board. Each of the incumbent directors attended each of those Board meetings. Each of the incumbent directors attended all meetings held by committees of the Board (described below) on which they served during 2014. All of the references to meetings exclude actions taken by written consent.

The Company does not have a formal policy regarding the attendance of our Board members at our annual meetings of shareholders and Board members are not required to attend such meetings. Mr. Herald was the only director that attended the annual meeting of shareholders held on June 17, 2014.

Corporate Governance and Nominating Committee

In June of 2006, the Board formed the Corporate Governance and Nominating Committee of the Board (the "Nominating Committee"). A copy of the Nominating Committee charter is available on the Company website at www.solitarioxr.com. The members of the Nominating Committee are all independent in accordance with the definition of independence of NYSE-MKT listing standards set forth in the NYSE MKT Company Guide. The Nominating Committee held one meeting during 2014. Except for the persons nominated to stand for reelection at the Annual Meeting and at the 2014 annual meeting, there were no director nominations proposed during 2014 or 2013.

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The primary purposes of the Nominating Committee are to (a) identify individuals qualified to become Board members, and select or recommend director nominees; (b) develop and recommend to the Board corporate governance principles applicable to the Corporation; (c) lead the Board in its review of the Board's performance; and (d) recommend to the Board director nominees for each committee. The Nominating Committee has not adopted specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather each nominee is individually evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. The Nominating Committee does not have a policy regarding the consideration of diversity in identifying nominees for director, however, it does actively seek to have a Board of Directors composed of individuals with a diverse set of expertise and business experiences.

The Nominating Committee will consider candidates submitted from a variety of sources (including, without limit, incumbent directors, shareholders, and Company management) when reviewing candidates to fill vacancies and/or expand the Board of Directors. The committee will then evaluate each potential candidate's educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board of Directors. The committee will seek to identify and recruit the best available candidates, and will endeavor to evaluate qualified shareholder nominees (if any) on the same basis as those submitted by members of the Board of Directors, third-party search firms (if applicable) or other sources.

Pursuant to Section 2.11 of our Bylaws, candidates for election as directors at any meeting of shareholders may be made (a) by, or at the direction of, a majority of the members of the Board (although as described above, such role has been delegated to the Nominating Committee) or (b) by any shareholder entitled to vote at such a meeting, subject to the requirements outlined below. The Board makes no distinction in evaluating candidates who come to their attention directly or who are nominated by any shareholder. No shareholder submitted a nomination to the Board during the Company’s 2014 fiscal year. The Nominating Committee does not have specific minimum qualifications that a candidate must possess for consideration.

In order to qualify for consideration at a shareholder meeting, shareholder nominations must be in writing addressed to the Secretary of Solitario Exploration & Royalty Corp. not less than 60 days nor more than 90 days prior to the date of a scheduled shareholders' meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the scheduled date of such a meeting is given or made, notice of a shareholder nomination must be delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Company which are beneficially owned by such person of the date of such shareholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Exchange Act and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of stock of the Company which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

The Board may reject any shareholder nomination not timely made in accordance with the requirements of Section 2.11 of Solitario's Bylaws. Furthermore, if the Board determines that the information provided in a shareholder's notice does not satisfy the informational requirements of Section 2.11 of the Bylaws in any material respect, the Secretary will promptly notify such shareholder of the deficiency in the notice. The shareholder will then have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed 5 days from the date such deficiency notice is given to the shareholder, as the Board shall reasonably determine. If the deficiency is not cured within such time period, or if the Board reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Section 2.11 of the Company's Bylaws in any material respect, then the Board may reject such shareholder's nomination. The Secretary of the Company shall notify a shareholder in writing whether his or her nomination has been made in accordance with the time and information requirements of the Company's Bylaws. Notwithstanding the procedure set forth above, if the Board does not make a determination as to the validity of any shareholder nominations, the presiding officer of the meeting of the shareholders shall determine and declare at the meeting whether a nomination was made in accordance with the terms of the Company's Bylaws and shall accept or reject the nomination accordingly.

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Audit Committee

Solitario has a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Mr. Hainey, Mr. Harris and Mr. Labadie, each of whom is independent in compliance with the listing standards of the NYSE-MKT set forth in the NYSE-MKT Company Guide. The Board has determined that Mr. Hainey is the audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee acts under a written charter that was adopted and approved by the Board on July 26, 2006, a current copy of which is available on the Company website at www.solitarioxr.com. The Audit Committee’s primary function is to review Solitario's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting processes, including the system of internal controls. The Audit Committee met four times during the year ended December 31, 2014.

Audit Committee Report

In performing its duties the Audit Committee reviewed and discussed the audited financial statements contained in the 2014 Annual Report on Form 10-K with management and Solitario's independent registered public accountant, EKS&H LLLP. The Audit Committee met with EKS&H LLLP, and discussed all issues deemed to be significant by EKS&H LLLP, including any matters required by Rule 2-07 of Regulation S-X, "Communication with Audit Committees" and by the statements on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Oversight Board, and without management present, discussed and reviewed the results of the independent auditor's examination of the financial statements. In addition, in accordance with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" as amended or supplemented, the Audit Committee discussed with EKS&H LLLP its independence from Solitario and its management, and has received and reviewed the written disclosures and letter from EKS&H LLLP required by applicable requirements of the Public Company Accounting Oversight Board regarding EKS&H LLLP’s communications with the Audit Committee including that EKS&H LLLP is independent and has discussed EKS&H LLLP’s independence with them.

Based on the reviews and discussions outlined above, the Audit Committee recommended to the Board that Solitario include the audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2014 which was filed with the United States Securities and Exchange Commission (“SEC”) on March 30, 2015.

AUDIT COMMITTEE
                John Hainey, Chairman
                Leonard Harris
                Brian Labadie

Compensation Committee

On June 27, 2006, the Board approved the charter for and formed the Compensation and Management Development Committee (the "Compensation Committee"). A current copy of the Compensation Committee charter is available on the Company website at www.solitarioxr.com. Mr. Labadie, Mr. Jones and Mr. Harris are the members of the Compensation Committee. The Compensation Committee met once during 2014.

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The primary purposes of the Compensation Committee are to (a) review from time to time and approve the overall management evaluation and compensation policies of Solitario; (b) review and approve goals and objectives relevant to the compensation of the executive officers, including the chief executive officer, of Solitario and evaluate the performance of Solitario's executive officers; (c) set the compensation of the executive officers of Solitario, in light of the Compensation Committee's review; (d) review, approve and periodically evaluate Solitario's compensation and other benefit plans, including incentive compensation and equity-based plans and programs for non-employee directors, executive officers and senior management, and make recommendations as necessary; (e) review and approve any amendments and modifications to any such plan or program requiring approval of the Board, subject to applicable regulatory and shareholder approval requirements; (f) review and approve the granting of options, restricted stock, stock appreciation rights and other equity-based grants to Solitario's non-employee directors, executive officers and senior management consistent with the Corporation's incentive compensation plans and programs and compensation and retention strategy, subject to ratification by the Board; (g) review and approve plans of the Company for management development and senior managerial succession; (h) oversee compliance with the applicable compensation reporting requirements of the SEC and (i) conduct an annual performance self-evaluation of the Committee and prepare an annual report thereon to the Board. The Compensation Committee has not engaged compensation consultants but has the authority to do so under the Compensation Committee charter. Further, the Compensation Committee may form, and delegate authority to, subcommittees when appropriate. The processes and procedures used for the consideration and determination of executive compensation are described in the section of this Proxy Statement entitled "COMPENSATION DISCUSSION AND ANALYSIS."

The scope and authority of the Compensation Committee, including the role of executive officers and compensation consultants in determining or recommending the amount and form of compensation and the ability of the Compensation Committee to delegate authority, are more fully described in the Compensation Committee charter.

Compensation Committee Interlocks and Insider Participation

Mr. Labadie, Mr. Jones and Mr. Harris are the members of the Compensation Committee and are independent in accordance with the definition of independence set forth in the NYSE-MKT Company Guide. No member of the Compensation Committee is currently, or has been an officer or employee of Solitario for the last three years or had a relationship with Solitario required to be disclosed pursuant to Item 404 of Regulation S-K.

Compensation Committee Report

The Compensation Committee has reviewed, evaluated and discussed the (i) allocation of executive compensation, including the allocation of compensation between salary, paid in cash and deferred compensation based in stock option grants and awards; (ii) goals and objectives of our executive compensation including the need to be competitive with peer companies to retain and attract the best available executive talent; (iii) existing elements of executive compensation including salary, bonus and stock options, and (iv) performance of our existing executives, including our Chief Executive Officer (“CEO”) against general targets and goals including budgets, exploration activities and success, the performance of our stock and other measures. Neither the Compensation Committee nor management has engaged any compensation consultants in determining or recommending the amount or form of executive or director compensation in the last year. The Compensation Committee has reviewed recommendations prepared by our CEO for levels of compensation for Mr. Hunt, our Chief Operating Officer and Mr. Maronick, our Chief Financial Officer. The Compensation Committee has reviewed and discussed with management the Company's Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

COMPENSATION COMMITTEE
               Brian Labadie, Chairman
               Leonard Harris
               Mark E. Jones III

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Solitario's directors and executive officers, and persons who own more than ten percent of a registered class of Solitario's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Solitario. Officers, directors, greater than ten percent shareholders are required by SEC regulation to furnish Solitario with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to Solitario and written representations that no other reports were required, during the fiscal year ended December 31, 2014 no person failed to meet the Section 16(a) filing requirements applicable to officers, directors, and greater than ten percent beneficial owners.

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Shareholder Communications

We endeavor to keep all shareholders well informed as to financial performance of the Company, primarily by means of its annual and quarterly reports and by press releases. The Board and management of Solitario are receptive to shareholder feedback in any form. It is Solitario's policy to receive and respond promptly to shareholder inquiries while being guided by legal requirements as well as the Company's policies with respect to confidentiality and disclosure requirements. Shareholders wishing to send communications to the Board should write to either the Chairman of the Board or to the Secretary of the Company at the following address: Solitario Exploration & Royalty Corp., 4251 Kipling St., Suite 390, Wheat Ridge, CO 80033. All such communication shall state the type and amount of the Company's securities held by the shareholder and shall clearly state the communication is intended to be shared with or directed only to the Board, or if applicable, with a specific committee of the Board. The Chairman of the Board or the Secretary of the Company, as applicable, will forward such communication to the members of the Board or a specific committee of the Board.

Indemnification of Directors

Our Articles of Incorporation authorize our Board to the fullest extent permitted by Colorado law as now or hereafter in effect, to indemnify any Director of Solitario. The Board is entitled to determine the terms of such indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board. Any amendment to or repeal of the authorization of indemnification contained in our Articles of Incorporation shall not adversely affect any right of a director of Solitario thereunder with respect to any right to indemnification that arises prior to such amendment.

Code of Ethics

We adopted a Code of Business Conduct and Ethics including a Code of Ethics applicable to the principal executive officer and the principal financial and accounting officer of Solitario (the "Code of Ethics") on June 27, 2006, a copy of which may be found on our website at www.solitarioxr.com and on SEDAR at www.sedar.com. Any person who wishes to receive a copy of the Code of Ethics may do so at no charge by written request to Investor Relations, Solitario Exploration & Royalty Corp., 4251 Kipling St, Suite 390, Wheat Ridge, CO 80033.

Board Leadership and Risk Oversight

We have maintained separate individuals in the position of CEO and non-executive Chairman of the Board of Solitario since our inception. Our non-executive Chairman serves as liaison between the CEO and other independent directors, approves meeting agendas and schedules and notifies other members of the Board of Directors regarding any significant concerns of shareholders or interested parties of which he becomes aware. Our non-executive Chairman presides at all Board meetings he attends and provides advice and counsel to the Chief Executive Officer. We believe the separation of these positions, with an independent non-executive Chairman, provides Solitario with valuable independent direction and advice for our CEO and our other executive officers.

Our Board of Directors is responsible for the overall risk oversight of Solitario. Directors are entitled to rely on management and the advice of the Corporation’s outside advisors and auditors, but must at all times have a reasonable basis for such reliance. The Board of Directors delegates the day-to-day risk management of Solitario to the CEO and Chief Financial Officer, each of whom periodically report to the Board of Directors and to certain committees of the Board of Directors. The Audit Committee oversees our financial and reporting risks, including our hedging risks and these risks are discussed at no less than one Audit Committee meeting per year, providing the Audit Committee members the opportunity to discuss the risks and the risk mitigation process. The Compensation Committee oversees the risks arising from our compensation policies and practices and provides a report to the Board of Directors regarding the compensation of the CEO and executive officers. The Nominating Committee evaluates and recommends individuals for nomination to the Board of Directors in the event of a vacancy in the Board of Directors.

Compensation of Directors

In addition to any options granted pursuant to the 2006 Stock Option Incentive Plan (the “2006 Plan”) and the 2013 Solitario Exploration & Royalty Corp. Omnibus Stock and Incentive Plan (the “2013 Plan”), our directors receive the following compensation in their capacities as Directors:

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Annual Director retainer fee.	$10,000 (2,500 per quarter)
Additional Chairman fee.	$ 6,000 (1,500 per quarter)
Additional Vice Chairman fee.	$ 3,000 (750 per quarter)
Additional Audit Committee Chairman fee.	$ 2,000 (500 per quarter)

All the above referenced fees are paid quarterly. Fees cover participation in all board and committee meetings, including the position of all committee chairmen (excluding audit chairman that receives an additional fee). A deduction of $1,000 will be made for any regularly scheduled board meeting (four quarterly meetings) that is missed.

The following table provides summary information regarding compensation earned by our directors during the fiscal year ended December 31, 2014:

Name(1)	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards (2) ($)	Non-equity incentive plan compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Labadie, Chairman (3)	16,000	-	146,314	-	-	-	162,314
Mr. Hainey (4)	12,000	-	121,928	-	-	-	133,928
Mr. Harris (5)	10,000	-	121,928	-	-	-	131,928
Mr. Jones (6)	13,000	-	130,057	-	-	-	143,057

(1)	Mr. Herald received a salary, option award and other compensation for his services as an officer of Solitario during the year ended December 31, 2043, which are shown below under the “Summary Compensation Table”.
(2)	The 2014 options were granted from the 2006 Plan on August 15, 2014 have a five-year term and vest 25% on grant date and 25% on the next three anniversary dates. The assumptions used in determining our 2012 grant date fair value are based upon a Black-Scholes model using a five year term, historical volatility of 66%, a risk-free interest rate of 1.6%, and a Canadian dollar – United States dollar exchange rate of 0.91662. Mr. Harris and Mr. Hainey each received 150,000 options, Mr. Labadie received 180,000 options and Mr. Jones received 160,000 options. All options were granted with an exercise price of Cdn$1.60 per share being the closing share price as quoted on the NYSE MKT on August 15, 2014, the date of grant.
(3)	Mr. Labadie has an aggregate of 320,000 stock options outstanding at December 31, 2014.
(4)	Mr. Hainey has an aggregate of 265,000 stock options outstanding at December 31, 2014.
(5)	Mr. Harris has an aggregate of 265,000 stock options outstanding at December 31, 2014.
(6)	Mr. Jones has an aggregate of 285,000 stock options outstanding at December 31, 2014.

EXECUTIVE OFFICERS

The following biographies describe the business experience of our executive officers (each also being a "Named Executive Officer" as defined in Item 402 of Regulation S-K):

Christopher E. Herald    See biography above under the heading “Identification of Directors.”

Walter H. Hunt (64) has been Chief Operating Officer of Solitario since June of 2008 and Vice President - Operations and President - South American Operations of Solitario since June 1999. He also served as Vice President - Peru Operations from July 1994 until June 1999. Mr. Hunt was also Vice President - Operations of Crown from 1994 until completion of the Crown - Kinross Merger in August of 2006. Mr. Hunt has over 30 years of exploration, development and operational experience with Anaconda Minerals, Noranda and Echo Bay Mines where he served as Superintendent, Technical Services and Chief Geologist at Echo Bay's Kettle River Operations. Mr. Hunt received his M.S. degree in Geology from the Colorado School of Mines and a B.S. degree from Furman University.

James R. Maronick (59) has served as Chief Financial Officer, Secretary and Treasurer of Solitario since 1999 and was Chief Financial Officer of Crown from June 1999 until completion of the Crown - Kinross Merger in August of 2006. Prior to that, Mr. Maronick served as Vice President - Finance and Secretary/Treasurer of Consolidated Nevada Gold Fields Corporation from November 1994 to September 1997. Mr. Maronick graduated with honors from the University of Notre Dame in 1977 with a BA in accounting and received his Master’s degree in Finance with highest honors from the University of Denver in 1986.

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Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer.

Business Experience

The business experience of each of our directors and executive officers is set forth above under “Identification of Directors” of this Proxy Statement and the business experience of those executive officers who are not also our directors is set forth above under “Executive Officers” in this Proxy Statement.

The directorships held by each of our directors in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, are set forth above under “Identification of Directors” of this Proxy Statement.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the U.S. Commodity Future Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

EXECUTIVE COMPENSATION

The following discussion provides information regarding the compensation program for Solitario's Named Executive Officers for 2014.

Objectives of the Corporation's Compensation Program

The Compensation Committee has responsibility for approving the compensation program for Solitario's Named Executive Officers and acts according to a charter that has been approved by the Board and is available on the Company website at www.solitarioxr.com. The compensation program is designed to attract, retain and reward our executives who contribute to Solitario's long-term success. This in turn is intended to build value for Solitario and its shareholders. The program is based upon three fundamental principles:

(1) A substantial portion of Solitario's Named Executive Officer compensation should be performance and equity-based to achieve alignment with shareholder interests.

This principle is accomplished in two primary ways; first, through the award of stock options or, other equity awards contemplated in the equity compensation plans adopted by Solitario, in an amount and with such terms that encourages our Named Executive Officers to promote the long-term growth and performance of Solitario in terms of the value of the Company as reflected in the price of our Common Stock as quoted on the TSX and the NYSE-MKT. Second, this is also reflected in terms of cash compensation in the form of cash bonuses. These bonuses are entirely set by the Compensation Committee, in its sole discretion, in a range of zero to 100% of base salary. The extent to which bonuses are paid depends entirely on the extent to which the Compensation Committee believes Solitario has met its development, exploration, budget and shareholder goals, as set by the Compensation Committee and the current and expected financial condition of the company. No bonuses were authorized by the Compensation Committee for the performance of the Named Executive Officers during 2014. In determining any bonus for 2014, the Compensation Committee considered the milestones achieved during 2014 by the Company, including (i) completion of a $1,630,000 private placement financing, (ii) completion of the Updated Feasibility Study at the Mt. Hamilton project, and (iii) continued positive permitting activities at the Mt. Hamilton project including the receipt of the Finding of No Significant Impact on the Environmental Assessment permit by the United States Forest Service, completing that major permitting milestone. However, given Solitario’s limited liquidity, the Compensation Committee believed the difficult financial markets for both debt and equity financing that existed in the junior mining industry during 2014 was an overriding factor relative to the accomplishments of Solitario and the Named Executive Officers and that no bonus was appropriate for 2014.

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(2) Solitario's compensation program for Named Executive Officers is intended to enable the Company to compete for the best executive talent available.

The Compensation Committee believes shareholders are best served when the Company can attract and retain the highest caliber executives appropriate for a company of our size and complexity. This is done with compensation packages we believe to be fair and competitive. Our Named Executive Officers have served Solitario for many years. During 2014 and 2013 the Compensation Committee reviewed published compensation surveys and publically available compensation disclosures of several of our peer group companies (“Peer Group Companies”) for which Solitario competes for executive talent as the Compensation Committee believes that each of these public companies share some attributes of Solitario with regard to similar size to, and in a similar industry as Solitario. These Peer Group Companies included the following companies:

Atna Resources Inc.	Midas Gold Corp.
Midway Gold Corp.	Pacific Rim Mining Corporation

These reviews were not used to create specific benchmarks applicable to our Named Executive Officer compensation levels. These reviews were used to inform the members of the compensation committee of current standards in the industry as such standards may relate, in their independent judgment, to appropriate modifications to Solitario's existing compensation levels in setting new compensation levels. The differences in Solitario's activities, which are generally more narrowly focused to the development of the Mt. Hamilton project and early stage exploration, compared to the activities of the Peer Group Companies; and the difference in the number of total employees of Solitario, which currently has approximately six employees world-wide, compared to the Peer Group Companies, do not lend itself to effective use of specific benchmarks.

Based upon the difficult financial markets and the limited financial resources of the Company, the Compensation Committee decided to leave the ending annual 2014 salary amounts the same during 2015 with the salary of Mr. Herald at $230,000, the salary of Mr. Maronick at $164,000 and the salary of Mr. Hunt at $178,000. Subsequent to December 31, 2014, to conserve cash resources during 2015, all employees of Solitario, including its Named Executive Officers agreed to defer between 15% and 34% of the gross cash salary payments due during 2015 until January of 2016. These amounts are being accrued as a current liability. This deferral does not affect the gross salaries to be earned during 2015 by any of the employees or Named Executive Officers.

(3) Solitario's compensation program for the Named Executive Officers should be fair to the executive, the Company and all its employees and perceived as such, both internally and externally.

The Compensation Committee strives to create a compensation program that promotes good corporate practice, encourages our Named Executive Officers to perform at a high level and promotes teamwork among our employees. The Compensation Committee takes these goals into consideration by comparison of executive pay in relation to all other Solitario salary costs for internal consistency, and by comparison to both Peer Group Companies and industry salaries for external consistency. In addition, the compensation program is intended to enhance shareholder value and the Compensation Committee strives to provide transparency and full disclosure to all interested parties.

The Compensation Committee has no authority to recover salary, bonuses or stock option awards or other equity awards made to Named Executive Officers. Although the Compensation Committee has the ability to consider prior compensation (e.g. gains from prior option grants or other equity awards) in setting current compensation, it has no formal procedure or requirement to do so. The Compensation Committee does not set or utilize benchmarks of any kind to set, evaluate or allocate compensation. There have been no actions taken or adjustments made to the process of setting executive compensation discussed herein by the Compensation Committee subsequent to December 31, 2014.

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Key Elements of Executive Compensation

The elements of the Company’s compensation program are intended to balance long term and short term compensation for its executives and attempt to motivate executives to provide excellent leadership and achieve Company goals by linking short-term (such as salaries and benefits) and long-term incentives (such as equity based compensation) to the achievement of business objectives, thereby aligning the interests of executives and shareholders. In addition the Compensation Committee recognizes the performance of the Company’s Common Stock is often influenced by the general investment climate of the junior mining industry, which is not within the control of the specific performance of the Named Executive Officers in achieving the objectives set by the Company. The key elements of the compensation of the Company’s Named Executive Officers are outlined below. The Compensation Committee considers shareholder input when setting compensation for Named Executive Officers. At our 2014 annual meeting of shareholders, greater than 93% of the votes cast on the advisory vote on executive compensation were in favor of our executive compensation program. The Board of Directors and the Compensation Committee reviewed these vote results and determined that, given the significant level of support, no major re-examination of our executive compensation program was necessary at that time.

(1)	Base Salary

The Compensation Committee attempts to provide base salary to the Company’s Named Executive Officers that is commensurate with their review of our Peer Group Companies, listed above. The Compensation Committee fixed the base salary for the Named Executive Officers for 2014 (which commenced on January 1, 2014) during its meeting in September 2013. Increases or decreases in base salary are dependent on the Compensation Committee's evaluation of each individual Named Executive Officer performance, the effect of a peer group review, the performance of the entire Company relative to the Company’s general goals and objectives, and the Company’s current and projected financial resources. No Named Executive Officers receive minimum base salary payments pursuant to any employment, or other agreement. The Compensation Committee has authority from the Board to set the base salary at any amount it believes is appropriate. Although the Compensation Committee, has used its review of the accomplishments of the Named Executive Officers against general goals of the Company, including planned exploration programs, development of the Mt. Hamilton project, corporate financing activities and market price of Solitario’s Common Stock, among other things, the Compensation Committee has full discretion to set compensation levels and has not set specific compensation levels to specific criteria. Some of the general criteria are discussed below.

(2)	Bonuses

The Compensation Committee may provide bonuses to the Named Executive Officers, in its sole discretion, based upon their evaluation of the individual Named Executive Officer in light of the certain parameters, including the following:

(i)	Targeted bonuses based upon operational goals and parameters;
(ii)	The desire, discussed above, to provide a substantial portion of compensation based on performance;
(iii)	The performance of the Company relative to Company goals including share price performance; and
(iv)	The financial strength and prospects for the smaller (junior) exploration mining industry.

In establishing its goals for any particular year, the Compensation Committee strives to ensure that the goals provide both an incentive and an attainable goal that provides shareholders with the opportunity for return on their investment while minimizing corporate and shareholder risk to the extent possible. Although certain targets and goals related to potential property acquisitions and/or potential merger or acquisition activities, if any, are confidential, the Compensation Committee has structured these types of goals to be reasonable and obtainable by our Named Executive Officers, without undue risk to the assets of Solitario. Due to the nature of Solitario's corporate activities relating to (i) the ongoing development of the Mt. Hamilton project, including completion of an updated feasibility study in October 2014 as well as the receipt of the Finding of No Significant Impact on the Environmental Assessment permit by the United States Forest Service and ongoing permitting and other related activities and (ii) early-stage exploration of mineral properties located in Peru and Mexico, the goals for Solitario’s Named Executive Officers are not specifically related to traditional financial metrics, such as revenue growth, earnings or earnings per share. The targets and goals are more subjective and generally include the negotiation and signing of land and royalty joint ventures on our existing properties, including the Mt. Hamilton project, the development activities, including obtaining adequate financing for the Mt. Hamilton project, exploration activities and success, both on our own and through joint ventures, acquisition of additional exploration properties, training and retaining employees, maintaining adequate liquidity to fund future exploration activities, financial reporting and disclosure, and shareholder return. The Compensation Committee also evaluates the financial strength and prospects for the junior exploration segment of the mining industry. The Compensation Committee reviews the annual goals with the Named Executive Officers at or near the start of each year. The evaluation of the performance of our Named Executive Officers, relative to the goals outlined herein, has been and is expected to continue to be at the discretion of the Compensation Committee. In September 2014, the Compensation Committee determined that granting any bonus for the year ended December 31, 2014 would not be in the best interest of the Company, given Solitario’s limited liquidity and the difficult financial markets for both debt and equity financing that existed in the junior mining industry during 2014, and given the potential financing needs of the Company subsequent to December 31, 2014 in the event the Mt. Hamilton project is developed.

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These were the overriding factors relative to the accomplishments of Solitario and the Named Executive Officers and as a result the Compensation Committee determined that no bonuses were appropriate for 2014.

(3)	Equity

To date, the only equity compensation our Named Executive Officers have received is in the form of stock options granted pursuant to the 2006 Plan and the 2013, with the exercise price of such options equal to the current market value of our publicly traded stock in the 2006 Plan and the 2013 Plan. The Compensation Committee believes that a substantial portion of our Named Executive Officers’ compensation should be performance based upon and tied to the long term value of the Company. The Compensation Committee also believes that our compensation policies should be fair to our shareholders, and be focused on our long-term viability. The Compensation Committee believes the granting of stock options or other forms of equity based compensation aligns the interests of the Named Executive Officers and our shareholders and provides the incentive to manage the Company from the perspective of an owner of the Company. In addition, the Compensation Committee believes the vesting terms of the stock options granted from the 2006 Plan and from the 2013 Plan, discussed below, provide that a significant portion of the compensation will be received at a future date, which provides a tempered longer-term incentive for our Named Executive Officers as well as an incentive for them to remain with the Company.

To date, the amount of all individual grants and the grant date of the stock options have been determined each year at a meeting of the Compensation Committee or by the full Board of Directors. All grants to date are as of the date of the approval by the Compensation Committee (or the full Board, if requested by the Compensation Committee) at the market value on the date of grant. To date, all option grants from the 2006 Plan and the 2013 Plan vest 25% on the date of grant and the remaining options vest at 25% per year on the anniversary of the grant over a three-year period. The full Board, at the request of the Compensation Committee, determined 1.990,000 options, in total, would be granted during the year ended December 31, 2014, all from the 2006 Plan, of which 420,000 options were awarded to Mr. Herald, 310,000 options were awarded Mr. Hunt and 290,000 options were awarded to Mr. Maronick.

In the future, our officers and directors may receive additional equity based awards pursuant to the 2006 Plan in the form of options or in the case of the 2013 Plan, equity based awards which may take the form of stock options or the other forms of awards including restricted stock awards, restricted stock units or stock appreciation rights.

Allocation between the Key Elements of Compensation

The Compensation Committee has complete discretion in allocating total compensation between the key elements of compensation discussed above. Each of the individual components of compensation is evaluated by the Compensation Committee independently and each component is not evaluated based upon the other components. The Compensation Committee has not developed a set formula (such as fair value of equity compensation to equal 50% of base salary) to allocate the elements of compensation to each individual Named Executive Officer.

36

Employment Agreements

None of our Named Executive Officers have ongoing employment agreements other than individual Change in Control Severance Benefits Agreements, discussed below.

Change in Control Agreements

The Compensation Committee and Solitario consider it essential to the best interest of its shareholders to foster the continuous employment of key management personnel. In this regard, the Compensation Committee and Board recognize that, as is the case with many publicly held corporations and their subsidiaries, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders.

Accordingly, on March 14, 2007, the Compensation Committee approved separate Change in Control Severance Benefits Agreements (each a "CIC") for each of the persons serving as our Named Executive Officers, Mr. Herald, Mr. Maronick and Mr. Hunt. Each CIC provides for the payment of severance benefits if the employment of one of the Named Executive Officers is terminated for a period of three years following the last day of the month in which a Change in Control of Solitario occurs (as defined in the CIC) equal to 2.5 times the base salary of the Named Executive Officer. In addition any unvested stock options held by the Named Executive Officer will vest upon the Change in Control. The CIC provides an additional gross up for any taxes due as a result of Excise Tax, as defined by Section 4999 of the Code.

Generally, the CIC defines a "Change in Control" as (i) a person acquiring more than 50% of the outstanding stock of the Company, (ii) the shareholders of the Company approving a merger or acquisition whereby more than 50% of the outstanding shares held prior to the vote will be held by a new person or corporation, (iii) the shareholders of the Company approving the sale or disposition of substantially all of the company's assets or (iv) the shareholders of the Company approving a plan of liquidation or dissolution of the Company. The Company has determined that the Transaction, if approved by our shareholders, will not constitute a Change of Control as defined in each CIC and will not trigger any compensation due to an officer that is a party to a CIC.

Benefits are payable under each CIC after a change in control if the Named Executive Officer terminates his employment for "good reason," or is terminated by the Company, other than for "cause." "Good reason" is generally defined as a reduction in the compensation, level of responsibility or forced relocation, among other things. "Cause" is generally defined in the CIC as the conviction of a felony, gross and willful failure to perform assigned duties, and dishonest conduct that is intentional and materially injurious to the Company.

Tax Implications of Executive Compensation

Under Section 162(m) of the Code, the Company generally receives a tax deduction for compensation on payments which total less than $1,000,000 paid to our Named Executive Officers, unless that compensation is performance based. The total non-performance based compensation for any of our Named Executive Officers did not exceed $1,000,000 during 2014, nor do we anticipate it will exceed $1,000,000 for the foreseeable future.

Stock Ownership Guidelines

Solitario has not established formal stock ownership guidelines for our Named Executive Officers. The Company's Insider Trading Policy prohibits the Named Executive Officers, as well as other insiders, who may have access to material inside information, from purchasing, selling, entering into short sale transactions, engaging in hedging or offsetting transactions regarding Solitario's Common Stock during periods where such persons have access to material inside information.

Compensation Policies with Regard to Risk Management

Solitario’s Board is responsible for the overall risk management of the Company. Solitario is subject to the inherent risks involved in the exploration and development of mineral properties and shareholders should carefully review Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31.2014. However, Solitario does not have any compensation plans or incentives for our Named Executive Officers or any employee for any risk taking activity or risk management activities. Solitario does not engage in activities that have traditional incentives for financial risk taking activities, such as buying or selling derivatives or other similar instruments, other than our limited use of derivatives to reduce our exposure to our holdings of Kinross common stock.

37

Role of the Chief Executive Officer in Compensation Decisions

The CEO annually reviews the performance of all other Named Executive Officers. The performance of the CEO is reviewed by the Chairman of the Compensation Committee. The conclusions and recommendations, which include salary, bonus and equity grants, if any, are presented to the Compensation Committee, which has absolute discretion in modifying or applying any of the recommendations for the Named Executive Officers. The Compensation Committee presents its conclusions and recommendations to the Board for their input and review.

Summary Compensation Table

The following table provides summary information regarding compensation earned by our Named Executive Officers for the fiscal years ended December 31, 2014 and 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-equity incentive plan compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Mr. Herald, CEO (4)	2014	230,000	-	-	341,401	-	-	23,000	594,401
	2013	230,000	-	-	157,918	-	-	26,750	414,668

Mr. Maronick, CFO	2014	164,000	-	-	235,729	-	-	23,000	422,729
	2013	164,000	-	-	105,278	-	-	26,750	296,028

Mr. Hunt, COO	2014	178,000	-	-	251,986	-	-	23,000	451,986
	2013	178,000	-	-	115,806	-	-	26,750	320,556

(1)	Amount for bonus earned during the year. No bonus amount was earned during 2014 or 2013.
(2)	The amount represents the grant date fair value of option awards granted during the year in accordance with FASB ASC No. 718. See Note 11 to the consolidated financial statements included in this Annual Report on Form 10-K for a discussion regarding assumptions used to calculate fair value.
a.	The 2014 options were granted from the 2006 Plan on August 15, 2014 have a five-year term and vest 25% on grant date and 25% on the next three anniversary dates. The assumptions used in determining our 2014 grant date fair value are based upon a Black-Scholes model using a five year term, historical volatility of 66%, a risk-free interest rate of 1.6%, and a Canadian dollar – United States dollar exchange rate of 0.91662.
b.	The 2013 options were granted from the 2013 Plan on October 21, 2013 have a five-year term and vest 25% on grant date and 25% on the next three anniversary dates. The assumptions used in determining our 2013 grant date fair value are based upon a Black-Scholes model using a five year term, historical volatility of 67%, and a risk-free interest rate of 1.39%.
(3)	Mr. Herald, Mr. Maronick and Mr. Hunt each received a $23,000 and $23,000, respectively, 401(K) match during 2014 and 2013, and each received a $3,750 contribution to their health savings account during 2013.
(4)	Mr. Herald has an aggregate of 745,000 stock options outstanding at December 31, 2014.

Option Exercises and Stock Vested

There were no exercises of stock options during the year ended December 31, 2014 or 2013 by our Named Executive Officers.

38

Outstanding Equity Award at Fiscal Year End

At December 31, 2014 the following equity awards were outstanding:

Name	Option Awards					Stock Awards
	Number of securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher E Herald, CEO	18,750(1) 150,000(2) 105,000(3)	6,250 150,000 315,000	- - -	Cdn$1.49 $0.94 Cdn$1.60	12/16/1710/20/18 8/14/19	- - -	- - -	- - -	- - -

James R. Maronick, CFO	15,000(1) 50,000(2) 72,500(3)	5,000 150,000 217,500	- - -	Cdn$1.49 $0.94 $Cdn1.60	12/16/17 10/20/18 8/14/19	- - -	- - -	- - -	- - -

Walter H Hunt, COO	15,000(1) 110,000(2) 77,500(3)	5,000 110,000 232,500	- - -	Cdn$1.49 $0.94 $Cdn1.60	12/16/17 10/20/18 8/14/19	- - -	- - -	- - -	- - -

(1)	Options were granted on 12/17/12 and vested 25% on date of grant and 25% on each anniversary date thereafter.
(2)	Options were granted on 10/21/13 and vested 25% on date of grant and 25% on each anniversary date thereafter.
(3)	Options were granted on 8/15/14 and vested 25% on date of grant and 25% on each anniversary date thereafter.

Cancellation of options

On January 28, 2014, holders of option awards from the 2006 Plan agreed to cancel option awards for an aggregate of 1,797,000 options (including 995,000 options held by Named Executive Officers) with an option price of Cdn$2.40 with an expiration date of May 5, 2015 to allow us to have additional financial flexibility. No consideration was given or received by the holders of the options to cancel the awards.

Potential Payments Upon Termination or Change in Control

As noted under "Compensation Discussion and Analysis" in this Proxy Statement, the Company entered into certain change in control agreements on March 14, 2007 with the following Named Executive Officers: Christopher E. Herald, James R. Maronick and Walter H. Hunt (as defined above, each such agreement being a “CIC”). The terms of the CICs are more fully described under "Change in Control Agreements" in the "Compensation Discussion and Analysis" section above. The potential payments to each Named Executive Officer are described below in the event of an assumed change in control as defined in the applicable CIC as of December 31, 2014.

Name	Salary(1)	Stock option vesting(2)	Tax gross up(3)	Total
Christopher E. Herald, CEO	$575,000	$—	$—	$575,000
James R. Maronick, CFO	410,000	—	—	410,000
Walter H, Hunt, COO	445,000	—	—	445,000

(1)	Two and one half times base salary as of December 31, 2014. Paid as a lump sum payment.
(2)	The price of a share of our Common Stock on December 31, 2014 was Cdn$1.05 as quoted on the TSX, and was $0.92 as quoted on the NYSE MKT. These prices are below the exercise price of all options owned by our Named Executive Officers on that date. Accordingly there was no intrinsic value from the acceleration of any unvested options owned by the Named Executive Officer as of December 31, 2014.
(3)	The change in control provides for a gross-up for taxes in the event the combined salary and all other compensation, triggered by a change in control, results in Excise Tax, as defined by Section 4999 of the Code. The CIC provide for additional cash compensation to pay the Named Executive Officer for the Excise Tax, which is 20% of all compensation in excess of the base salary amount, when the total payments, including the fair value from acceleration of vesting for unvested options, under the CIC exceed three times base salary. We have estimated that no tax gross up would have been due or payable as of December 31, 2014 because the total compensation, including the fair value from the acceleration of all outstanding unvested options would not exceed three times the base salary.

39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, as of July 20, 2015, no person beneficially owns, directly or indirectly, or exercises control or direction over, more than five percent of our issued and outstanding Common Stock with the exception of Newmont Mining Corporation of Canada Limited, which directly owns 2,700,000 shares representing approximately 6.9 percent of our issued and outstanding Common Stock.

The following table sets forth, as of July 20, 2015, the beneficial ownership of our outstanding Common Stock by each of our shareholders owning more than five percent, our directors, each Named Executive Officer and all of our executive officers and directors as a group. Unless otherwise indicated, the persons listed in the table below have sole voting and investment powers with respect to the shares indicated. Except as indicated below the mailing address for each person is 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership*		Percent of Class*
John Hainey, Director	138,750	(1)	**
Leonard Harris, Director	206,226	(2)	**
Christopher E. Herald, CEO and Director	1,853,375	(3)	4.7%
Mark E. Jones, III, Director	406,750	(4)	1.0%
Brian Labadie, Director	356,607	(5)	**
Walter H. Hunt, COO	669,962	(6)	1.7%
James R. Maronick, CFO	843,048	(7)	2.10%
All directors and executive officers as a group	4,474,718	—	11.3%
Newmont Mining Corporation of Canada 20 Eglinton Ave West, Suite 1900 Toronto, Ontario M4R 1K8	2,700,000	—	6.9%

*     Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and Item 403of Regulation S-K.

**     Indicates holdings of less than 1%.

(1)     Includes 138.750 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

(2)     Includes 67,476 shares owned and 138,750 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

(3)     Includes 1,474,625 shares owned and 378,750 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

(4)     Includes 258,000 shares owned and 148,750 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

(5)     Includes 192,857 shares owned and 163.750 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

(6)     Includes 389,962 shares owned and 280,000 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

(7)     Includes 583,048 shares owned and 260,000 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no material interests, direct or indirect, of current directors, executive officers, or any shareholder who beneficially owns, directly or indirectly, more than 10% of the outstanding shares of Solitario Common Stock, or any known associates or affiliates of such persons, in any transaction since the beginning of the Company’s last fiscal year or in any proposed transaction which has materially affected or would materially affect the Company and in which the amount involved exceeded $120,000.

Policy Regarding Related Party Transactions

The Board of Directors has adopted a written Related Party Transaction Policy. Pursuant to that policy, Solitario may enter into transactions with certain "related persons." Related persons include the Company's executive officers, directors, 5% or more beneficial owners of the Company's Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. These transactions are referred to as "related party transactions." All related party transactions are subject to the following related party transaction policy requirements:

•	the transaction must be approved by disinterested members of the Board;
•	the Audit Committee must have approve or ratify such transaction and the terms of the transaction are comparable to that which could be attained in an arm's-length dealing with unrelated third parties; or
•	the transaction involves compensation approved by the Compensation Committee.

40

Director Independence

Solitario’s Board has determined Mr. Hainey, Mr. Harris, Mr. Jones and Mr. Labadie are independent member of the Board of Directors in accordance with Section 803(A) of the NYSE-MKT Company Guide.

•	Mr. Hainey, Mr. Labadie and Mr. Harris are members of the Audit Committee.
•	Mr. Jones, Mr. Labadie and Mr. Harris are members of the Compensation Committee.
•	Mr. Hainey, Mr. Jones and Mr. Labadie are members of the Nominating Committee.

INCORPORATION BY REFERENCE

The following information is incorporated by reference into this Proxy Statement from our Annual Report on Form 10-K for the year ended December 31, 2014: Our financial statements included in such Annual Report on Form 10-K. The following information is incorporated by reference into this Proxy Statement from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015: Our financial statements included in such Quarterly Report on Form 10-Q.

Upon the written or oral request of any stockholder entitled to vote at the Annual Meeting, we will provide, without charge, a copy of any document incorporated by reference into this Proxy Statement by first class mail or other equally prompt means. Shareholders may request copies of such documents may contact Solitario at mail at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033 or by telephone (303) 534-1030.

The reports of the Compensation Committee and Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be included in Solitario's proxy statement for the 2016 Annual Meeting of Shareholders must be received by Solitario prior to January 1, 2016 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2016 annual meeting. If the date of next year's annual meeting is changed by more than 30 days from June 15, 2016, the deadline will be a reasonable time before we print and mail our proxy materials. However, we are not required to include in our proxy statement and form of proxy for the 2016 annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time the proposal is received. Under Solitario’s Bylaws, in order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2016 annual meeting, such proposal must be received by the Secretary of Solitario at our principal executive offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033 not less than 60 days nor more than 90 days before the annual meeting; however, if less than 70 days' notice or public disclosure of the date of the 2016 meeting is given, the written notice must be delivered to the Corporate Secretary no later than the close of business on the 10th day after notice of the meeting was mailed or notice was publicly disclosed, whichever is earlier. The notice must contain certain information as to the proposal and the shareholder, including the share ownership of the shareholder and any financial interest in the proposal. If a timely proposal is received, the Board may exercise any discretionary authority granted by the proxies to be solicited on behalf of the Board in connection with such proposal at the 2016 annual meeting.

No shareholder proposals for the 2015 Annual Meeting had been received by Solitario prior to the date of this Proxy Statement.

41

OTHER BUSINESS

Solitario knows of no other business to be presented at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person named in the accompanying form of proxy.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one Proxy Statement and Annual Report is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the Proxy Statement and Annual Report to shareholders at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact us by mail at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033 or by telephone (303) 534-1030.

By Order of the Board of Directors

/s/James R. Maronick

Secretary

July 20, 2015

Wheat Ridge, Colorado

42

Appendix A

Notes to Unaudited Pro Forma Financial Statement Information

The following unaudited pro forma balance sheet as of March 31, 2015 presents the financial position of Solitario Exploration & Royalty Corp. (“Solitario” or “we” or “the Company”) assuming the close of the Transaction as of that date.

Solitario is not presenting pro forma statements of operations for the three months ended March 31, 2015 and for the fiscal year ended December 31, 2014 for the effect of the sale of Solitario’s Interest and DHI US’s membership interests in MH-LLC. During both the three month period ended March 31, 2015 and the year ended December 31, 2014 virtually all of the costs associated with MH-LLC were directly related to the development of the Mt. Hamilton project, which were capitalized to mineral property during both periods. Accordingly given the assumption of the sale of the Interest on the first day of January 2015 and 2014, respectively, would not have resulted in any material pro forma adjustments to the previously reported results.

In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the transactions on the historical financial information of the company. The adjustments set forth in the “Pro Forma Adjustments” column are described in the Notes to Unaudited Pro Forma Financial Statements.

The sale of Solitario’s Interest in MH-LLC is expected to provide approximately $23,350,000 in cash (net of fees and estimated legal and accounting cost related to the sale). Solitario will repay the RMB Loan of $5 million (or the Standby Debt Facility) plus any accrued interest which is expected to total approximately $5,050,000 on the date of Closing the Transaction from its share of proceeds from the Transaction. Solitario has estimated the sale of the Interest will result in a gain of approximately $9,600,000. The sale of the Interest will be taxable to Solitario, and we have assumed the combined federal and state taxes on the sale, net of existing net operating losses, will be approximately $4,000,000 less any tax losses generated during the final nine months of 2015.

The unaudited pro forma financial statements for the periods presented do not purport to present what the Company’s results of operations or financial position actually would have been had the transactions occurred on the dates noted above, or to project the Company’s results of operations for any future periods. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. Actual amounts could differ materially from these estimates. The pro forma results should be read in conjunction with the financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and quarterly report on Form 10-Q for the three months ended March 31, 2015.

1

SOLITARIO EXPLORATION & ROYALTY CORP.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS

(in thousands of U.S. dollars,	As reported			Pro forma
except share and per share amounts)	March 31,	Pro forma		March 31,
Assets	2015	Adjustments	Notes	2015
Current assets:
Cash and cash equivalents	$329	$13,997	A,B	$14,325
Investments in marketable equity securities, at fair value	1,710	-		1,710
Prepaid expenses and other	32	(6)	A	26
Total current assets	2,071	13,991		16,061

Mineral properties	14,987	(14,968)	A	19
Other assets	1,108	(1,056)	A	52
Total assets	$18,166	$(2,033)		$16,133
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$354	(194)	A	160
Current portion long-term debt, net of discount	4,915	(4,915)	D	-
Other	2	-		2
Total current liabilities	5,271	(5,109)		162

Deferred gain on sale of mineral property	7,000	(7,000)	A, C	-
Warrant liability	6	-		6
Equity:
Shareholders’ equity:
Preferred stock, $0.01 par value, authorized 10,000,000 shares (none issued and outstanding at March 31, 2015 and December 31, 2014)	-	-		-
Common stock, $0.01 par value, authorized 100,000,000 shares (39,247,689 shares issued and outstanding at March 31, 2015 and December 31, 2014)	393			393
Additional paid-in capital	54,669			54,669
Accumulated deficit	(47,013)	9,634	A,B	(37,379)
Accumulated other comprehensive loss	(1,718)			(1,718)
Total Solitario shareholders’ equity	6,331	9,634		15,965
Noncontrolling interest	(442)	442	A	-
Total shareholders’ equity	5,889	10,076		15,965
Total liabilities and shareholders’ equity	$18,166	$(2,033)		$16,133

2

NOTES TO CONDENSED CONSOLIDATED PRO FORMA STATEMENTS

  The assets and liabilities to be sold pursuant to the Transaction:

(in thousands)
Assets

Cash and cash equivalents	(303)
Other current assets	(6)
Mineral properties	(14,968)
Other assets	(1,057)
Liabilities
Accounts payable	194
Deferred gain on prior sale of royalty interest (Note C below)	7,000
Noncontrolling interest	(442)

  Net cash to be received from Waterton:

(in thousands)
Gross cash proceeds	$24,000
Maxit Capital fee (C$500), plus estimated legal and accounting costs	(650)
Pre-tax proceeds	23,350
Estimated federal and state taxes	(4,000)
Repayment of RMB, plus estimated interest (see D below)	(5,050)
Net cash proceeds	$14,300

  During 2012, MH-LLC sold a 2.4% royalty on the Mt. Hamilton project for proceeds of $10 million. The royalty includes a guarantee by MH-LLC and Solitario of the repayment of any portion of the $10 million proceeds not paid in royalty payments by December 31, 2022. As a result of this guarantee, MH-LLC, deferred the entire gain on the royalty sale until royalty payments were made. Pursuant to the terms of the MIPA, this guarantee is eliminated on the close of the Transaction.

  Pursuant to the terms of the Transaction, the RMB Loan of $5 million will be paid out of the proceeds of the Transaction. The pro forma statements as of March 31, 2015 show the reduction in the outstanding balance of the RMB Loan of $5 million, less the debt discount on that date of $85,000. The estimated cash to be paid on the Closing date will include $50,000 of accrued interest.

3

Appendix B

Mt. Hamilton LLC

UNAUDITED FINANCIAL STATEMENTS

As of March 31, 2015 and for the three months ended March 31, 2015 and 2014

and

As of December 31, 2014 and 2013 and for the twelve months then ended

TABLE OF CONTENTS

Page

Financial Statements	5
Notes to unaudited financial statements	8

4

Mt. Hamilton LLC

UNAUDITED BALANCE SHEETS

(in thousands of U.S. dollars)		March 31,	December 31,	December 31,
	2015	2014	2013
	(unaudited)	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$303	$382	$1,955
Prepaid expenses and other	6	12	26
Total current assets	309	394	1,981

Mineral properties	13,567	13,409	11,459
Other assets	980	982	685
Total assets	$14,856	$14,785	$14,125

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$194	$200	$185
Due to (from) Solitario	214	137	(207)
Total current liabilities	408	337	(22)

Deferred gain on sale of mineral property	7,000	7,000	7,000

Commitments and contingencies
Members’ Equity:
Members equity	13,168	13,168	12,867
Accumulated deficit	(5,720)	(5,720)	(5,720)
Total members’ equity	7,448	7,448	7,147
Total liabilities and members’ equity	$14,856	$14,785	$14,125

See Notes to Unaudited Financial Statements

5

Mt. Hamilton LLC

UNAUDITED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars)	Three months ended March 31,	Three months ended March 31,	Year ended December 31,
	2015	2014	2014	2013
Costs, expenses and other:
Depreciation and amortization	$1	$—	$2	$2
General and administrative	—	—	—	27
Total costs, expenses and other	1	—	2	29
Other income (expense)
Gain early termination of Augusta debt	—	—	—	313
Interest income and other	(1)	—	(2)	3
Total other income	—	—	—	316
Net income	$—	$—	$—	$287

See Notes to Unaudited Financial Statements

6

Mt. Hamilton LLC

UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands of U.S. dollars)	Three months ended March 31,	Three months ended March 31,	Year ended December 31,
	2015	2014	2014	2013
Operating activities:
Net income	$—	$—	$—	$287
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1	—	2	2
Gain early termination of Augusta debt				(313)
Changes in operating assets and liabilities	—	13	29	(79)
Net cash (used in) provided by operating activities	1	13	31	(103)
Investing activities:
Additions to mineral properties	(156)	(486)	(1,929)	(2,028)
Proceeds from sale of mineral property	—	—	—	4,000
Other assets, net	(3)	11	(300)	(220)
Net cash (used in) provided by investing activities	(159)	(475)	(2,229)	1,752
Financing activities:
Payment of Augusta loan	—	—	—	(1,923)
Members equity (net)	—	—	301	1,941
Due to (from) Solitario	79	68	324	(231)
Net cash provided by financing activities	79	68	625	(213)

Net (decrease) increase in cash and cash equivalents	(79)	(394)	(1,573)	1,436
Cash and cash equivalents, beginning of period	382	1,955	1,955	519
Cash and cash equivalents, end of period	$303	$1,561	$382	$1,955

Supplemental disclosure of non-cash activities:
Capitalized non-cash interest	$—	$—	$—	$127
Capitalized depreciation	$2	$8	$21	$30

See Notes to Unaudited Financial Statements

7

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(Unaudited)

1.       Business and Significant Accounting Policies

Business and company formation

  In December 2010 Solitario Exploration & Royalty Corp. (“Solitario” or the “Company”) signed the Limited Liability Company Operating Agreement of Mt. Hamilton LLC (the “MH Agreement”) with DHI Minerals (U.S.) Ltd., (“DHI”) and formed Mt. Hamilton LLC (“MH-LLC”), the owner of the Mt. Hamilton project. DHI is a wholly-owned subsidiary of Ely Gold and Minerals, Inc. (“Ely”). Solitario may either develop the Mt. Hamilton project or otherwise enter into an arrangement to monetize its interest in the project through a sale of all or a part of that interest or other joint venture type of arrangement. However, Solitario has never developed a mineral property and the development of the Mt. Hamilton project would require a significant amount of outside capital.

The accompanying balance sheets of MH-LLC as of March 31, 2105, December 31, 2014 and 2013 and the related statements of operations and cash flows for the three months ended March 31, 2015 and 2014 and for the twelve months ended December 31, 2014 and 2013 are unaudited and are prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in US dollars. They do not include all disclosures required by generally accepted accounting principles for annual financial statements, but in the opinion of management, include all adjustments, consisting only of normal recurring items, necessary for a fair presentation. Interim results are not necessarily indicative of results, which may be achieved in the future or for the full year ending December 31, 2015.

Revenue recognition

Payments received on the sale of properties with reserves are recognized as revenue to the extent the proceeds exceed the proportionate basis in the assets sold. Gain on the sale of a mineral property revenue stream is deferred to the extent there is a guarantee for the future revenue stream until such time as the potential funding obligation for the guarantee is reduced or released.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Some of the more significant estimates included in the preparation of MH-LLC's unaudited financial statements pertains to the recoverability of mineral properties, with significant emphasis on Mt. Hamilton and the recoverability of its investment.

In performing its activities, MH-LLC has incurred certain costs for mineral properties. The recovery of these costs is ultimately dependent upon the sale of mineral property interests or the development of economically recoverable ore reserves and the ability of MH-LLC to obtain all necessary permits and financing to successfully place the properties into production, and upon future profitable operations, none of which is assured.

Cash equivalents

Cash equivalents include investments in highly liquid money-market securities with original maturities of three months or less when purchased. As of December 31, 2013, MH-LLC had concentrations of cash and cash equivalents in excess of federally insured amounts and cash in foreign banks, which are not covered under the federal deposit insurance rules for the United States.

8

Mineral properties

MH-LLC began capitalizing all of its development expenditures on its Mt. Hamilton project, subsequent to the completion of a feasibility study in 2012. MH-LLC regularly performs evaluations of itsinvestment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets. All long-lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable, utilizing established guidelines based upon undiscounted future net cash flows from the asset or upon the determination that certain exploration properties do not have sufficient potential for economic mineralization.

Income taxes

MH-LLC is a limited liability corporation, for which all of its net income or loss for United States and Colorado income tax purposes flow through to its members. Accordingly, MH-LLC has made no provision for any income tax expense or benefit.

Earnings per share

MH-LLC is owned 80% by Solitario and 20% by DHI. MH-LLC does not compute earnings per member interest, and has no derivative member securities.

Recent accounting pronouncements

MH-LLC is not aware of any recent accounting pronouncements that would impact the accompanying unaudited financial statements.

2.        Mineral Property

The following table details MH-LLC’s investment in Mineral Property:

(in thousands)	March 31,	December 31,	December 31,
	2015	2014	2013
Development (United States)
Mt. Hamilton	$13,567	$13,409	$11.459

Mt. Hamilton

On February 22, 2012, Solitario earned an 80% interest in MH-LLC as a result of the completion of a feasibility study on the Mt. Hamilton project (the “Feasibility Study”) prepared by SRK Consulting (US), Inc. of Lakewood, Colorado (“SRK”). In October 2014, SRK, on behalf of MH-LLC completed an updated feasibility study on the Mt. Hamilton project (the “Updated Feasibility Study”).

Solitario has informed MH-LLC that it intends to monetize its interest in the Mt. Hamilton project, either through the sale of all or part of its interest in the project or through development of the project. Development of the project is subject to a number of factors including obtaining all necessary permits and availability of required capital, not all of which are currently in place.

Capitalized costs

MH-LLC began capitalizing its development costs incurred at its Mt. Hamilton project subsequent to the completion of the Feasibility Study.

(in thousands)	Three months ended March 31,	Three months ended March 31,	Year ended December 31,
	2015	2014	2014	2013
Development expenditures	$156	$486	$1,679	$1,854
Capitalized interest	—	—	—	127
Other	—	—	250	173
Capitalized depreciation	2	8	21	30
Total capitalized costs	$158	$494	$1,950	$2,184

9

Sandstorm royalty sale

In June 2012, MH-LLC completed the sale of a 2.4% net smelter royalty on its Mt. Hamilton project to Sandstorm for $10 million. MH-LLC received an upfront payment of $6 million upon signing the agreement and received $4 million on January 15, 2013. The Sandstorm royalty agreement provides that in the event Sandstorm does not receive $10 million in royalty proceeds by December 31, 2022, MH-LLC will make up any shortfall. As a result of this guarantee, MH-LLC deferred the gain on sale, until such time as the potential funding obligation under the guarantee is reduced or eliminated. MH-LLC reduced mineral property $3,000,000 and recorded a deferred gain as a long-term liability on the sale of the Sandstorm royalty of $7,000,000.

As part of the Sandstorm agreement, MH-LLC has provided Sandstorm with a right of first refusal on any future royalty or gold stream financing for the Mt. Hamilton project. Pursuant to the Sandstorm agreement, Solitario is jointly and severally liable for all obligations of MH-LLC to Sandstorm.

3.        Other Assets

The following items comprised other assets:

(in thousands)	March 31,	December 31,	December 31,
	2015	2015	2014
Accumulated Mt. Hamilton advance royalty payments	$900	$900	600
Furniture and Fixtures, net of accumulated depreciation	11	13	16
Exploration bonds and other assets	69	69	69
Total other assets	$980	$982	$685

4.        Long-term Debt

Augusta long-term debt

In connection with the formation of MH-LLC, the Mt. Hamilton properties contributed by DHI to MH-LLC were subject to a security interest granted to Augusta Resources Corporation related to Ely’s prior acquisition of the Mt. Hamilton properties. On November 22, 2013, Solitario paid off the Augusta long-term debt and MH-LLC recorded a gain on early retirement of debt of $313,000 during 2013. MH-LLC has no balance due on the Augusta long-term debt as of December 31, 2013 or 2014. During 2013, MH-LLC recorded $127,000 for accretion of interest related to the Augusta long-term debt, which was capitalized to mineral property. See Note 5, “Long-term Debt” to the consolidated financial statements included in Solitario’s Annual Report on Form 10-K for the year ended December 31, 2013.

SOLITARIO EXPLORATION & ROYALTY

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Form of Proxy - Annual and Special Meeting of Shareholders to be held on August 14, 2015

This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3. This proxy should be signed in the exact manner as the name appears on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.**
6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
8. This proxy should be read in conjunction with the accompanying documentation.

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Proxies submitted must be received by 5:00 pm, Mountain Time, on August 12, 2015.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456789012345

015T0D

CPUQC01.E.INT/000001/i1234

MR SAM SAMPLE

C1234567890

XXX 123

Appointment of Proxyholder

I/We being holder(s) of Solitario Exploration & Royalty Corp. hereby appoint: Christopher E. Herald, a duly authorized officer of the Company, or failing this person, James R. Maronick, a duly authorized officer of the Company,

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of shareholders of **Solitario Exploration & Royalty Corp.** to be held at **4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033** on **August 14, 2015** at **10.00 a.m. M.D.T.** and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Approval of the Transaction

For	Against	Abstain
☐	☐	☐

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2. Election of Directors

Nominee	For	Withhold	Against
01. Brian Labadie	☐	☐	☐
02. Mark E. Jones, III	☐	☐	☐
03. John Hainey	☐	☐	☐
04. Leonard Harris	☐	☐	☐
05. Christopher E. Herald	☐	☐	☐

3. Advisory Approval of the Company's Executive Compensation Program

Approval, on an advisory basis, the compensation program of the Company's named executive officers.

For	Against
☐	☐

4. Appointment of Auditors

For	Against	Abstain
☐	☐	☐

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5. **The proxyholder is authorized to vote in their discretion on such other business as my properly come before the meeting and all adjournments thereof.**

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.**

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Interim Financial Statements

Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Report

Mark this box if you would like to receive the Annual Report and accompanying Management's Discussion and Analysis by mail. ☐

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